As filed with the Securities and Exchange Commission on February 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVINT SMART HOME, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1380306
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(404) 504-7474

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Shawn J. Lindquist

Chief Legal Officer

4931 North 300 West

Provo, Utah 84604

(404) 504-7474

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Igor Fert

Mark Brod

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	38,222,808(2)	$13.40(3)	$512,185,627.20	$66,481.69

(1)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Consists of (i) 20,789,474 shares of Class A common stock registered for sale by the selling securityholders named in this registration statement and (ii) 17,433,334 shares of Class A common stock issuable upon the exercise of 5,933,334 Private Warrants (as defined below) and 11,500,000 Public Warrants (as defined below).

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $13.40, which is the average of the high and low prices of the Class A common stock on February 4, 2020 on the New York Stock Exchange.

EXPLANATORY NOTE

Vivint Smart Home, Inc., a Delaware corporation (the “Company”), was originally known as Mosaic Acquisition Corp., a special purpose acquisition company, which completed its initial public offering in October 2017. On January 17, 2020, Mosaic consummated the merger (the “Merger”) of its wholly-owned subsidiary with and into Vivint Smart Home, Inc. (“Legacy Vivint Smart Home”), pursuant to an Agreement and Plan of Merger dated as of September 16, 2019, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 19, 2019 (as amended, the “Merger Agreement”), among Mosaic, Legacy Vivint Smart Home and certain other parties thereto. In connection with the closing of the Merger, Mosaic changed its name to Vivint Smart Home, Inc.

In connection with the closing of the Merger (the “Closing”), each share of Class F common stock of Mosaic issued and outstanding immediately prior to the Closing converted into approximately 1.20 shares of Class A common stock of the Company, par value $0.0001 per share (“Class A common stock”). Immediately prior to the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Legacy Vivint Smart Home preferred stock (other than shares owned by Legacy Vivint Smart Home as treasury stock) converted into approximately 1.43 shares of Legacy Vivint Smart Home common stock in accordance with the certificate of designations of the Legacy Vivint Smart Home preferred stock. At the Effective Time, each share of Legacy Vivint Smart Home common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Legacy Vivint Smart Home as treasury stock or dissenting shares), including the Legacy Vivint Smart Home preferred stock converted above, converted into the right to receive 84.5320916792 shares of Class A common stock of the Company.

Our Class A common stock and our warrants are currently traded on the New York Stock Exchange (the “NYSE”) under the symbols “VVNT” and “VVNT WS,” respectively.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED FEBRUARY 7, 2020

PRELIMINARY PROSPECTUS

VIVINT SMART HOME, INC.

20,789,474 Shares of Class A Common Stock

Up to 17,433,334 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 20,789,474 shares of our Class A common stock. We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Class A common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

In addition, this prospectus relates to the issuance by us of up to an aggregate of 17,433,334 shares of our Class A common stock which consists of (i) 5,933,334 shares of Class A common stock that are issuable upon the exercise of 5,933,334 warrants (the “Private Warrants”) originally issued in a private placement in connection with the initial public offering of Mosaic and (ii) 11,500,000 shares of Class A common stock that are issuable upon the exercise of 11,500,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Mosaic. We will receive the proceeds from any exercise of any Warrants for cash.

Our Class A common stock and our Public Warrants are traded on the New York Stock Exchange, or NYSE, under the symbols “VVNT” and “VVNT WS,” respectively. On February 4, 2020, the closing price of our Class A common stock was $12.85 and the closing price for our Public Warrants was $1.54.

See the section entitled “Risk Factors” beginning on page 4 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” and similar terms refer to Vivint Smart Home, Inc. (f/k/a Mosaic Acquisition Corp.) and its consolidated subsidiaries (including Legacy Vivint Smart Home). References to “Mosaic” refer to the Company prior to the consummation of the Merger.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

•	the risk that the recently consummated Merger disrupts the Company’s plans and operations;

•

the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Merger;

•	risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process;

•	the highly competitive nature of the smart home and security industry and product introductions and promotional activity by the Company’s competitors;

•	litigation, complaints, product liability claims and/or adverse publicity;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability;

•	increases and/or decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

•	cost increases or shortages in smart home and security technology products or components;

•	the introduction of unsuccessful new Smart Home Services;

•	privacy and data protection laws, privacy or data breaches, or the loss of data;

•

the impact to the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan and the Company’s ability to successfully compete in retail sales channels; and

•	risks relating to the Company’s exposure to variable rates of interest with respect to the Company’s revolving credit facility and term loan facility.

In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and the Company’s ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Registration Statement are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY

The Company

We are a leading smart home company in North America. We deliver an integrated smart home system with in-home consultation, professional installation and support delivered by our Smart Home Pros, as well as 24/7 customer care and monitoring. Dedicated to redefining the home experience with intelligent products and services, we serve more than 1.5 million customers throughout the United States and Canada. We manage over 20 million in-home devices, processing over 1.5 billion home activity events per day.

Background

Vivint Smart Home, Inc., a Delaware corporation, was originally known as Mosaic Acquisition Corp., a special purpose acquisition company, which completed its initial public offering in October 2017. On January 17, 2020, Mosaic consummated the merger of its wholly-owned subsidiary with and into Legacy Vivint Smart Home pursuant to the Merger Agreement. In connection with the Closing, Mosaic changed its name to Vivint Smart Home, Inc.

Pursuant to the Merger Agreement, each pre-Merger equityholder of Legacy Vivint Smart Home, including holders of the Legacy Vivint Smart Home preferred stock converted immediately before the Effective Time, received as consideration for their existing equity interest in Legacy Vivint Smart Home 84.532091672 shares of Class A common stock for each share of Legacy Vivint Smart Home common stock par value, $0.01 per share (“Legacy Vivint common stock”) that such stockholder owns. Each share of Mosaic’s then issued and outstanding Class F common stock automatically converted into approximately 1.20 shares of Mosaic’s Class A common stock.

The rights of holders of our Class A common stock and Warrants are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the Warrants, the Warrant Agreement, dated September 26, 2017, between Mosaic and the Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the sections entitled “Description of Securities” and “Selling Securityholders—Material Relationships with Selling Securityholders.”

Additional Information

Our principal executive offices are located at 4931 North 300 West, Provo, Utah 84604. Our telephone number is (801) 377-9111. Our website address is www.vivint.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Relating to the Company’s Business and Industry

The Company’s industry is highly competitive.

The Company operates in a highly competitive industry. The Company faces, and may in the future face, competition from other providers of information and communication products and services, including cable and telecommunications companies, Internet service providers, large technology companies, singular experience companies, industrial and smart hardware companies, and others that may have greater capital and resources than the Company does. The Company also faces competition from large residential security companies that have or may have greater capital and other resources than the Company. Competitors that are larger in scale and have greater resources may benefit from greater economies of scale and other lower costs that permit them to offer more favorable terms to consumers (including lower service costs) than the Company offers, causing such consumers to choose to enter into contracts with such competitors. For instance, cable and telecommunications companies are expanding into the smart home and security industries and are bundling their existing offerings with automation and monitored security services. In some instances, it appears that certain components of such bundled offerings are significantly underpriced and, in effect, subsidized by the rates charged for the other product or services offered by these companies. These bundled pricing alternatives may influence subscribers’ desire to subscribe to the Company’s services at rates and fees the Company considers appropriate. These competitors may also benefit from greater name recognition and superior advertising, marketing, promotional and other resources. To the extent that such competitors utilize any competitive advantages in markets where the Company’s business is more highly concentrated, the negative impact on the Company’s business may increase over time. In addition to potentially reducing the number of new subscribers the Company is able to originate, increased competition could also result in increased subscriber acquisition costs and higher attrition rates that would negatively impact the Company over time. The benefit offered to larger competitors from economies of scale and other lower costs may be magnified by an economic downturn in which subscribers put a greater emphasis on lower cost products or services. In addition, the Company faces competition from regional competitors that concentrate their capital and other resources in targeting local markets.

The Company also faces potential competition from do-it-yourself, or DIY, systems, which enable consumers to install their own systems and monitor and control their home over the Internet without the need for a subscription agreement with a service provider. Improvements in these systems may result in more subscribers choosing to take on the responsibility for installation, maintenance, and management of connected home systems themselves. In addition, consumers may prefer individual device solutions that provide more narrowly targeted functionality instead of a more comprehensive integrated smart home solution. Pricing pressure or improvements in technology and shifts in consumer preferences towards DIY and/or individual solutions could adversely impact the Company’s subscriber base or pricing structure and have a material and adverse effect on the Company’s business, financial condition, results of operations and cash flows.

Cable and telecommunications companies actively targeting the smart home market and expanding into the monitored security space, and large technology companies expanding into the smart home market could result in pricing pressure, a shift in subscriber preferences towards the services of these companies and a reduction in the Company’s market share. Continued pricing pressure from these competitors or failure to achieve pricing based on the competitive advantages previously identified above could prevent the Company from maintaining competitive price points for the Company’s products and services, resulting in lost subscribers or in the Company’s inability to attract new subscribers, and have an adverse effect on the Company’s business, financial condition, results of operations and cash flows.

The Company relies on long-term retention of subscribers, and subscriber attrition can have a material adverse effect on the Company’s results.

The Company incurs significant upfront costs to originate new subscribers. Accordingly, the Company’s long-term performance is dependent on the Company’s subscribers remaining with the Company for several years after the initial term of their contracts. One reason for attrition occurs when subscribers move and do not reconnect. Subscriber moves are impacted by changes in the housing market. See “—The Company’s business is subject to macroeconomic, microeconomic and demographic factors that may negatively impact the Company’s results of operations”. Some other factors that can increase subscriber attrition include problems experienced with the quality of the Company’s products or services, unfavorable general economic conditions, adverse publicity and the preference for lower pricing of competitors’ products and services. In addition, the Company generally experiences an increased level of subscriber cancellations in the months surrounding the expiration of such subscribers’ initial contract term. If the Company fails to retain the Company’s subscribers for a sufficient period of time, the Company’s profitability, business, financial condition, results of operations and cash flows could be materially and adversely affected. The Company’s inability to retain subscribers for a long term could materially and adversely affect the Company’s business, financial condition, cash flows or results of operations.

Litigation, complaints or adverse publicity or unauthorized use of the Company’s brand name could negatively impact the Company’s business, financial condition and results of operations.

From time to time, the Company engages in the defense of, and may in the future be subject to, certain investigations, claims and lawsuits arising in the ordinary course of the Company’s business. For example, the Company has been named as defendants in putative class actions alleging violations of wage and hour laws, the Telephone Consumer Protection Act, common law privacy and consumer protection laws. From time to time the Company’s subscribers have communicated and may in the future communicate complaints to organizations such as the Better Business Bureau, regulators, law enforcement or the media. Any resulting actions or negative subscriber sentiment or publicity could reduce the volume of the Company’s new subscriber originations or increase attrition of existing subscribers. Any of the foregoing may materially and adversely affect the Company’s business, financial condition, cash flows or results of operations.

Given the Company’s relationship with Vivint Solar, Inc. (“Vivint Solar”) and the fact that Vivint Solar uses the Company’s registered trademark, “Vivint”, in its name pursuant to a licensing agreement, the Company’s subscribers and potential subscribers may associate the Company with any problems experienced with Vivint Solar or adverse publicity related to Vivint Solar’s business. The Company may not be able to take remedial action to cure any issues Vivint Solar has with its subscribers, and the Company’s trademark, brand and reputation may be adversely affected.

Unauthorized use of the Company’s brand name by third parties may also adversely affect the Company’s business and reputation, including the perceived quality and reliability of the Company’s products and services. The Company relies on trademark law, internal policies and agreements with the Company’s employees, subscribers, business partners and others to protect the value of the Company’s brand name. Despite the Company’s precautions, the Company cannot provide assurance that those procedures are sufficiently effective to protect against unauthorized third-party use of the Company’s brand name. The Company may not be successful in investigating, preventing or prosecuting all unauthorized third-party use of the Company’s brand name. Future litigation with respect to such unauthorized use could also result in substantial costs and diversion of the Company’s resources. These factors could adversely affect the Company’s reputation, business, financial condition, results of operations and cash flows.

The Company is highly dependent on the Company’s ability to attract, train and retain an effective sales force and other key personnel.

The Company’s business is highly dependent on the Company’s ability to attract, train and retain an effective sales force, especially for the Company’s peak April through August sales season. In addition, because sales representatives become more productive as they gain experience, retaining those individuals is very important for the Company’s success. If the Company is unable to attract, train and retain an effective sales force, the Company’s business, financial condition, cash flows or results of operations could be adversely affected. In addition, the Company’s business is dependent on the Company’s ability to attract and retain other key personnel in other critical areas of the Company’s business. If the Company is unable to attract and retain key personnel in the Company’s business, it could adversely affect the Company’s business, financial condition, cash flows and results of operations.

The Company’s operations depend upon third-party providers of telecommunication technologies and services.

The Company’s operations depend upon third-party cellular and other telecommunications providers to communicate signals to and from the Company’s subscribers in a timely, cost-efficient and consistent manner. The failure of one or more of these providers to transmit and communicate signals in a timely manner could affect the Company’s ability to provide services to the Company’s subscribers. There can be no assurance that third-party telecommunications providers and signal-processing centers will continue to transmit and communicate signals to or from the Company’s third-party providers and the monitoring stations without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on the Company’s business. In addition, failure to renew contracts with existing providers or to contract with other providers on commercially acceptable terms or at all may adversely impact the Company’s business.

Certain elements of the Company’s operating model have historically relied on the Company’s subscribers’ continued selection and use of traditional landline telecommunications to transmit signals to and from the Company’s subscribers. There is a growing trend for consumers to switch to the exclusive use of cellular, satellite or internet communication technology in their homes, and telecommunication providers may discontinue their landline services in the future. In addition, many of the Company’s subscribers who use cellular communication technology for their systems use products that rely on older 2G and 3G technologies, and certain telecommunication providers have discontinued 2G services in certain markets, and these and other telecommunication providers are expected to discontinue 2G and 3G services in other markets in the future. The discontinuation of landline, 2G, 3G and any other services by telecommunications providers in the future would require the Company’s subscriber’s system to be upgraded to alternative, and potentially more expensive, technologies. This could increase the Company’s subscriber attrition rates and slow the Company’s new subscriber originations. To maintain the Company’s subscriber base that uses components that are or could become obsolete, the Company may be required to upgrade or implement new technologies, including by offering to subsidize the replacement of subscribers’ outdated systems at the Company’s expense. Any such upgrades or implementations could require significant capital expenditures and also divert management’s attention and other important resources away from the Company’s customer service and new subscriber origination efforts.

The Company depends on third-party providers of internet access services that may impair, degrade or otherwise block the Company’s services that could lead to additional expenses or loss of users.

The Company’s interactive services are accessed through the internet and the Company’s security monitoring services are increasingly delivered using internet-based technologies. In addition, the Company’s distributed cloud storage solution, including the Vivint Smart Drive, is dependent upon internet services for shared storage. Some providers of broadband access may take measures that affect their subscribers’ ability to use these products and services, such as degrading the quality of the data packets the Company transmits over their lines, giving those packets low priority, giving other packets higher priority than ours, blocking the Company’s packets entirely or attempting to charge their subscribers more for using the Company’s services or terminating the subscriber’s contract.

The Federal Communications Commission (“FCC”) released an order that became effective on June 11, 2018, that repeals most of the rules that the agency previously had in place that prevented providers of broadband internet access services from impairing, degrading or blocking services provided by third parties to the Company. The prior rules prohibiting impairment, degradation and blocking are commonly referred to as “network neutrality” rules. Numerous parties have appealed the FCC order which is before the U.S. Court of Appeals for the District of Columbia. The Company cannot predict whether the FCC order will be upheld, reversed or remanded, nor the timing of the appellate court’s resolution of the appeal.

Following the adoption of the FCC’s order reversing the network neutrality rules, a number of states have passed network neutrality laws. The laws vary by state both in substance and in scope. There is legal uncertainty as to whether states have authority to pass laws that would conflict with the recent FCC order due to the interstate nature of internet communications and for other reasons. The Company cannot predict whether state laws that are interpreted to conflict with the FCC’s order will survive judicial scrutiny if challenged.

The largest providers of broadband internet access services have publicly stated that network neutrality rules are not required as they would not engage in some of the practices that the rules prohibit. While it is difficult to predict what would occur in the absence of such rules, it is possible that as a result of the lack of network neutrality rules, the Company could incur greater operating expenses which could harm the Company’s results of operations. While the Company thinks it is unlikely and that other laws may be implicated should broadband internet access providers affirmatively interfere with the delivery of the Company’s services that rely on broadband internet connections, interference with the Company’s services by broadband internet access service providers for using the Company’s products and services could cause the Company to lose existing subscribers, impair the Company’s ability to attract new subscribers and materially and adversely affect the Company’s business, financial condition, results of operations and cash flows.

Changes in laws or regulations that impact the Company’s underlying providers of telecommunications services could adversely impact the Company’s business.

Telecommunications service providers are subject to extensive regulation in the markets where the Company operates or may expand in the future. Changes in the applicable laws or regulations affecting telecommunication services could require the Company to change the way the Company operates, which could increase costs or otherwise disrupt the Company’s operations, which in turn could adversely affect the Company’s business, financial condition, cash flows or results of operations.

The Company must successfully upgrade and maintain the Company’s information technology systems.

The Company relies on various information technology systems to manage its operations. As necessary, the Company implements modifications and upgrades to these systems, and replaces certain of its legacy systems with successor systems with new functionality.

There are inherent costs and risks associated with modifying or changing these systems and implementing new systems, including potential disruption of the Company’s internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time and other risks and costs of delays or difficulties in transitioning to new systems or of integrating new systems into the Company’s current systems. For example, the Company encountered issues associated with the implementation of the Company’s integrated customer resource management system (“CRM”) in 2014, which resulted in an immaterial error in the Company’s financial statements for the quarter ended June 30, 2014. This error was corrected during the quarter ended September 30, 2014. As a result of the issues encountered associated with the CRM implementation, the Company also issued a significant number of billing-related subscriber credits during the year ended December 31, 2014, which reduced the Company’s revenue. While management seeks to identify and remediate issues, the Company can provide no assurance that the Company’s identification and remediation efforts will be successful or that the Company will not encounter additional issues as the Company completes the implementation of these and other systems. In addition, the Company’s information technology system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. The implementation of new information technology systems may also cause disruptions in the Company’s business operations and have an adverse effect on the Company’s business, cash flows and operations.

Privacy and data protection concerns, laws, and regulations relating to privacy and data protection and information security could have a material adverse effect on the Company’s business.

On the course of the Company’s operations, the Company gathers, processes, transmits and stores subscriber information, including personal, payment, credit and other confidential and private information. The Company may use this information for operational and marketing purposes in the course of operating the Company’s business.

The Company’s collection, retention, transfer and use of this information are governed by U.S. and foreign laws and regulations relating to privacy, data protection and information security, industry standards and protocols, or it may be asserted that such industry standards or protocols apply to the Company. The regulatory framework for privacy and information security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. In North America, federal and various state and provincial governmental bodies and agencies have adopted or are considering adopting laws and regulations limiting, or laws and regulations regarding the collection, distribution, use, disclosure, storage, and security of certain categories of information. Some of these requirements include obligations of companies to notify individuals of security breaches involving particular personal information, which could result from exploitation of a vulnerability in the Company’s systems or services or breaches experienced by the Company’s service providers and/or partners. For example, the State of California recently enacted the California Consumer Privacy ACT (“CCPA”), which became effective as of January 1, 2020. The CCPA expands the scope of what is considered “personal information” and creates new data access and opt-out rights for consumers, which may create new requirements for the Company and other companies that operate in California. The Company is also subject to state and federal laws and regulations regarding telemarketing and other telephonic communications and state and federal laws regarding unsolicited commercial emails, as well as regulations relating to automated telemarketing calls, texts or SMS messages.

Many jurisdictions have established their own data security and privacy legal and regulatory frameworks with which the Company or the Company’s vendors or partners must comply to the extent the Company’s operations expand into these geographies or the laws and regulations in these frameworks otherwise may be interpreted to apply to the Company. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual, such as names, email addresses and, in some jurisdictions, internet protocol addresses. The Company is also bound by contractual requirements relating to privacy, data protection and information security, and may agree to additional contractual requirements addressing these matters from time to time.

The Company’s compliance with these various requirements increases the Company’s operating costs, and additional laws, regulations, standards or protocols (or new interpretations of existing laws, regulations, standards or protocols) in these areas may further increase the Company’s operating costs and adversely affect the Company’s ability to effectively market the Company’s products and services. In view of new or modified legal obligations relating to privacy, data protection or information security, or any changes in their interpretation, the Company may find it necessary or desirable to fundamentally change the Company’s business activities and practices or to expend significant resources to modify the Company’s products and services and otherwise adapt to these changes. The Company may be unable to make such changes and modifications in a commercially reasonable manner or at all, and the Company’s ability to develop new services and features could be limited.

Further, the Company’s failure or perceived failure to comply with any of these laws, regulations, standards, protocols or other obligations could result in a loss of subscriber data, fines, sanctions and other liabilities and additional restrictions on the Company’s collection, transfer or use of subscriber data. In addition, the Company’s failure to comply with any of these laws, regulations, standards, protocols or other obligations could result in a material adverse effect on the Company’s reputation, subscriber attrition, new subscriber origination, financial condition, cash flows or results of operations.

If the Company’s security controls are breached or unauthorized or inadvertent access to subscriber information or other data are otherwise obtained, the Company’s services may be perceived as insecure, the Company may lose existing subscribers or fail to attract new subscribers, the Company’s business may be harmed, and the Company may incur significant liabilities.

Use of the Company’s solutions involves the storage, transmission and processing of personal, payment, credit and other confidential and private information of the Company’s subscribers, and may in certain cases permit access to the Company’s subscribers’ homes or property or help secure them. The Company also maintains and processes other confidential and proprietary information in the Company’s business, including the Company’s employees’ and contractors’ personal information and confidential business information. The Company relies on proprietary and commercially available systems, software, tools and monitoring to protect against unauthorized use or access of the information the Company processes and maintains. The Company’s services and the networks and information systems the Company utilizes in the Company’s business are at risk for breaches as a result of third-party action, employee, vendor or partner error, malfeasance, or other factors. For example, the Company has experienced instances of the Company’s employees, contractors and other third parties improperly accessing the Company’s and/or the Company’s subscribers’ systems and information in violation of the Company’s internal policies and procedures.

Criminals and other nefarious actors are using increasingly sophisticated methods, including cyberattacks, phishing, social engineering and other illicit acts to capture, access or alter various types of information, to engage in illegal activities such as fraud and identity theft, and to expose and exploit potential security and privacy vulnerabilities in corporate systems and websites. Unauthorized intrusion into the portions of the Company’s systems and networks and data storage devices that process and store subscriber confidential and private information, the loss of such information or the deployment of malware or other harmful code to the Company’s services or the Company’s networks or systems may result in negative consequences, including the actual or alleged malfunction of the Company’s products or services. In addition, third parties, including the Company’s partners and vendors, could also be sources of security risks to the Company in the event of a failure of their own security systems and infrastructure. The threats the Company and the Company’s partners and vendors face continue to evolve and are difficult to predict due to advances in computer capabilities, new discoveries in the field of cryptography and new and sophisticated methods used by criminals. There can be no assurances that the Company’s defensive measures will prevent cyber-attacks or that the Company will discover network or system intrusions or other breaches on a timely basis or at all. The Company cannot be certain that the Company will not suffer a compromise or breach of the technology protecting the systems or networks that house or access the Company’s products and services or on which the Company or the Company’s partners or vendors process or store personal information or other sensitive information or data, or that any such incident will not be believed or reported to have occurred. Any such actual or perceived compromises or breaches to systems, or unauthorized access to, or acquisition or loss of, data, whether suffered by the Company, the Company’s partners or vendors or other third parties, whether as a result of employee error or malfeasance or otherwise, could harm the Company’s business. They could, for example, cause interruptions in operations, loss of data, loss of confidence in the Company’s services and products and damage to the Company’s reputation, and could limit the adoption of the Company’s services and products. They could also subject the Company to costs, regulatory investigations and orders, litigation, contract damages, indemnity demands and other liabilities and materially and adversely affect the Company’s subscriber base, sales, revenues and profits. Any of these could, in turn, have a material adverse impact on the Company’s business, financial condition, cash flows or results of operations.

Further, if a high profile security breach occurs with respect to another provider of smart home solutions, the Company’s subscribers and potential subscribers may lose trust in the security of the Company’s services or in the smart home space generally, which could adversely impact the Company’s ability to retain existing subscribers or attract new ones. Even in the absence of any security breach, subscriber concerns about security, privacy or data protection may deter them from using the Company’s service. The Company’s insurance policies covering errors and omissions and certain security and privacy damages and claim expenses may not be sufficient to compensate for all potential liability. Although the Company maintains cyber liability insurance, the Company cannot be certain that the Company’s coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to the Company on economically reasonable terms, or at all.

The Company’s Vivint Flex Pay plan is a new business model that may subject the Company to additional risks.

In 2017, Legacy Vivint Smart Home introduced a new program (“Vivint Flex Pay”) that allowed subscribers to finance the purchase of their products and related installation through Legacy Vivint Smart Home’s Vivint Flex Pay plan. Under Vivint Flex Pay, the Company offers to the Company’s qualified U.S. subscribers an opportunity to finance through a third party the purchase of products and related installation used in connection with the Company’s services. The Company offers certain of the Company’s subscribers who do not qualify for third-party financing, and all Canadian subscribers the opportunity to finance their purchase of products and related installation under a retail installment contract program (an “RIC”), which is financed by the Company. Under Vivint Flex Pay, subscribers pay separately for the products and the Company’s services. As an alternative to the financing offered under these programs, subscribers are able to purchase the products by check, ACH, credit or debit card, and pay in full at the time of installation.

There can be no assurance that the Vivint Flex Pay plan will be successful. If this plan is not favorably received by subscribers or is otherwise not performing as intended by the Company, it could have an adverse effect on the Company’s business, subscriber growth rate, financial condition and results of operations. In addition, reductions in consumer lending and/or the availability of consumer credit under the Vivint Flex Pay plan could limit the number of subscribers with the financial means to purchase the products and thus limit the number of subscribers who are able to subscribe to the Company’s Smart Home Services. There is no assurance that the Company’s current providers of consumer financing, or any other companies that may in the future offer financing to the Company’s subscribers will continue to provide subscribers with access to credit or that credit limits under such arrangements will be sufficient. In addition, a severe disruption in the global financial markets could impact the providers of installment loans under the Vivint Flex Pay plan, and such instability could also affect the ability of subscribers to access financing under the Vivint Flex Pay plan or otherwise. Such restrictions or limitations on the availability of consumer credit or unfavorable reception of the Vivint Flex Pay plan by potential subscribers could have a material adverse impact on the Company’s business, results of operations, financial condition and cash flows.

In addition, the Vivint Flex Pay plan subjects the Company to additional regulatory requirements and compliance obligations. In particular, the Vivint Flex Pay plan may require that the Company be licensed as a lender in certain jurisdictions in which the Company operates. The Company faces the risk of increased consumer complaints, potential supervision, examinations or enforcement actions by federal and state licensing and regulatory agencies and/or penalties for violation of financial services, consumer protections and other applicable laws and regulations. For example, in 2019, Legacy Vivint Smart Home received a subpoena in connection with an investigation by the U.S. Department of Justice (“DOJ”) concerning potential violations of the Financial Institutions Reform, Recovery and Enforcement Act (“FIRREA”). Legacy Vivint Smart Home also has received a civil investigative demand from the staff of the Federal Trade Commission (“FTC”) concerning potential violations of the Fair Credit Reporting Act (“FCRA”) and the “Red Flags Rule” thereunder, and the Federal Trade Commission Act (“FTC Act”). Legacy Vivint Smart Home has cooperated, and the Company intends to continue to cooperate, with any government requests or inquiries. The outcome of these proceedings cannot be predicted at this time. If any proceedings or investigations were to be determined adversely against us or resulted in legal actions, claims, regulatory proceedings, enforcement actions, or judgments, fines, or settlements involving a payment of material amounts, or if injunctive relief were issued against us, our business, financial condition and results of operations could be materially adversely affected.

The Company currently offers RICs in all of the jurisdictions in which the Company operates and therefore is subject to regulation by state and local authorities for the use of RICs. The Company provides intensive training to the Company’s employees regarding sales practices and the content of the Company’s RICs and strives to comply in all material respects with these laws; however, the Company cannot be certain that the Company’s employees will abide by the Company’s policies and applicable laws, which violations could have a material and adverse impact on the Company’s business. The Company also offers RICs to the Company’s Canadian subscribers, and as a result is subject to additional regulatory requirements in Canada. In the future, the Company may elect to offer installment loans and other financial services products similar to the Consumer Financing Program directly to qualified subscribers. If the Company elects to offer such financial services directly, this may further expand the Company’s regulatory and compliance obligations. In addition, as Vivint Flex Pay evolves, the Company may become subject to additional regulatory requirements and compliance obligations.

The Company is subject to payment-related risks.

The Company accepts payments using a variety of methods, including check, credit card, debit card, direct debit from a subscriber’s bank account and consumer invoicing. For existing and future payment options that the Company offers to the Company’s subscribers, the Company may become subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, the Company pays interchange and other fees, which may increase over time and raise the Company’s operating costs and lower profitability. The Company relies on third parties to provide payment-processing services, including the processing of credit cards, debit cards and electronic checks, and it could disrupt the Company’s business if these companies become unwilling or unable to provide these services to the Company. The Company is also subject to payment card association operating rules, including data security rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for the Company to comply. If the Company fails to comply with these rules or requirements, or if the Company’s data security systems are breached or compromised, the Company may be liable for card-issuing banks’ costs, subject to fines and higher transaction fees, and lose the Company’s ability to accept credit and debit card payments from the Company’s subscribers, process electronic funds transfers, or facilitate other types of online payments, and the Company’s business and operating results could be adversely affected. See “—Privacy and data protection concerns, and laws and regulations relating to privacy, data protection and information security, could have a material adverse effect on the Company’s business” and “—If the Company’s security controls are breached or unauthorized or inadvertent access to subscriber information or other data is otherwise obtained, the Company’s services may be perceived as insecure, the Company may lose existing subscribers or fail to attract new subscribers, the Company’s business may be harmed, and the Company may incur significant liabilities”.

The Company may fail to obtain or maintain necessary licenses or otherwise fail to comply with applicable laws and regulations.

The Company’s business focuses on contracts and transactions with residential subscribers and therefore is subject to a variety of laws, regulations and licensing requirements that govern the Company’s interactions with residential consumers, including those pertaining to privacy and data security, consumer financial and credit transactions, home improvements, warranties and door-to-door solicitation. The Company is a licensed service provider in each market where such licensure is required, and the Company is responsible for every subscriber installation. The Company’s business may become subject to additional such requirements in the future. In certain jurisdictions, the Company is also required to obtain licenses or permits to comply with standards governing marketing and sales efforts, installation of equipment or servicing of subscribers, monitoring station employee selection and training and to meet certain standards in the conduct of the Company’s business. These laws and regulations are dynamic and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current laws or regulations or enact new laws and regulations regarding these matters. The Company strives to comply with all applicable laws and regulations relating to the Company’s interactions with residential subscribers. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or the Company’s practices. The Company’s non-compliance with any such law or regulations could also expose the Company to claims, proceedings, litigation and investigations by private parties and regulatory authorities, as well as substantial fines and negative publicity, each of which may materially and adversely affect the Company’s business. Legacy Vivint Smart Home has incurred, and the Company will continue to incur, significant expenses to comply with such laws and regulations, and increased regulation of matters relating to the Company’s interactions with residential consumers could require the Company to modify the Company’s operations and incur significant additional expenses, which could have an adverse effect on the Company’s business, financial condition and results of operations. If the Company expands the scope of the Company’s products or services or the Company’s operations in new markets, the Company may be required to obtain additional licenses and otherwise maintain compliance with additional laws, regulations or licensing requirements.

Changes in these laws or regulations or their interpretation, as well as new laws, regulations or licensing requirements which may be enacted, could dramatically affect how the Company does business, acquire subscribers, and manage and use information the Company collects from and about current and prospective subscribers and the costs associated therewith. For example, certain U.S. municipalities have adopted, or are considering adopting, laws, regulations or policies aimed at reducing the number of false alarms, including: (1) subjecting companies to fines or penalties for transmitting false alarms, (2) imposing fines on subscribers for false alarms or (3) imposing limitations on law enforcement response. These measures could adversely affect the Company’s future operations and business by increasing the Company’s costs, reducing subscriber satisfaction or affecting the public perception of the effectiveness of the Company’s products and services. In addition, federal, state and local governmental authorities have considered, and may in the future consider, implementing consumer protection rules and regulations, which could impose significant constraints on the Company’s sales channels.

Regulations have been issued by the FTC, the Federal Communications Commission (the “FCC”) and the Canadian Radio-Television and Telecommunications Commission (the “CRTC”) that place restrictions on direct-to-home marketing, telemarketing, email marketing and general sales practices. These restrictions include, but are not limited to, limitations on methods of communication, requirements to maintain a “do not call” list, cancellation rights and required training for personnel to comply with these restrictions.

The FTC regulates both general sales practices and telemarketing specifically and has broad authority to prohibit a variety of advertising or marketing practices that may constitute “unfair or deceptive acts or practices”. The CRTC has enforcement authority under the Canadian Anti-Spam Law (“CASL”), which prohibits the sending of commercial emails without prior consent of the recipient or an existing business relationship and sets forth rules governing the sending of commercial emails. CASL allows for a private right of action for the recovery of damages or provides for enforcement by CRTC, permitting the recovery of significant civil penalties, costs and attorneys’ fees in the event that regulations are violated. Similarly, most of the statutes and regulations in the United States allow a private right of action for the recovery of damages or provide for enforcement by the FTC, state attorneys general or state agencies permitting the recovery of significant civil or criminal penalties, costs and attorneys’ fees in the event that regulations are violated. Any new or changed laws, regulations or licensing requirements, or the interpretation of such laws, regulations or licensing requirements could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations. The Company strives to comply with all such applicable regulations but cannot assure you that the Company or third parties that the Company may rely on for telemarketing, email marketing and other lead generation activities will be in compliance with all applicable regulations at all times. Although the Company’s contractual arrangements with such third parties expressly require them to comply with all such regulations and to indemnify the Company for their failure to do so, the Company cannot assure you that the FTC, FCC, CRTC, private litigants or others will not attempt to hold the Company responsible for any unlawful acts conducted by such third parties or that the Company could successfully enforce or collect upon such indemnities. Additionally, certain FCC rulings and/or FTC enforcement actions may support the legal position that the Company may be held vicariously liable for the actions of third parties, including any telemarketing violations by the Company’s independent, third-party, authorized dealers that are performed without the Company’s authorization or that are otherwise prohibited by the Company’s policies. Both the FCC and the FTC have relied on certain actions to support the notion of vicarious liability, including but not limited to, the use of the company brand or trademark, the authorization or approval of telemarketing scripts or the sharing of consumer prospect lists. Changes in such regulations or the interpretation thereof that further restricts such activities could result in a material reduction in the number of leads for the Company’s business and could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

The policies of the U.S. government may adversely impact the Company’s business, financial condition and results of operations.

Certain changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment could adversely affect the Company’s business. General trade tensions between the U.S. and China escalated in 2018, with three rounds of U.S. tariffs on Chinese goods taking effect in July, August and September 2018, each followed by a round of retaliatory Chinese tariffs on U.S. goods. If duties on existing tariffs are raised or if additional tariffs are announced, many of the Company’s inbound products to the United States would be subject to tariffs assessed in the cost of goods as imported. If these duties are imposed on such products, the Company may be required to raise the Company’s prices, which may result in the loss of subscribers and harm the Company’s operating performance. Alternatively, the Company may seek to shift production outside of China, resulting in additional costs and disruption to the Company’s operations. Additionally, the current administration continues to signal that it may alter trade agreements and terms between China and the United States, including limiting trade with China, and may impose additional tariffs on imports from China.

On December 22, 2017, the U.S. President signed into law the “Tax Cuts and Jobs Act” (the “Act”). Among other changes, the Act imposes limitations on the deductibility of interest. Moreover, the effects of the Act are not yet entirely clear and will depend on, among other things, additional regulatory and administrative guidance, as well as any statutory technical corrections that are subsequently enacted, which could have an adverse effect on the U.S. federal income taxation of the Company’s and the Company’s subsidiaries’ operations.

While there is currently a substantial lack of clarity and uncertainty around the likelihood, timing and details of any such policies and reforms, such policies and reforms may materially and adversely affect the Company’s business, financial condition and results of operations and the value of the Company’s securities.

Increased adoption of laws purporting to characterize certain charges in the Company’s subscriber contracts as unlawful, may adversely affect the Company’s operations.

If a subscriber cancels prior to the end of the initial term of the contract, other than in accordance with the contract, the Company may, under the terms of the subscriber contract, charge the subscriber the amount that would have been paid over the remaining term of the contract. Several states have adopted, or are considering adopting, laws restricting the charges that can be imposed upon contract cancellation prior to the end of the initial contract term. Such initiatives could negatively impact the Company’s business and have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations. Adverse rulings regarding these matters could increase legal exposure to subscribers against whom such charges have been imposed and increase the risk that certain subscribers may seek to recover such charges from the Company through litigation or otherwise. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on the Company’s business, financial condition, cash flows or results of operations.

The Company’s new products and services may not be successful.

Legacy Vivint Smart Home launched its first smart home products and services beginning in 2010. Since that time Legacy Vivint Smart Home has launched a number of other offerings. The Company anticipates launching additional products and services in the future. These products and services and the new products and services the Company may launch in the future may not be well received by the Company’s subscribers, may not help the Company to generate new subscribers, may adversely affect the attrition rate of existing subscribers, may increase the Company’s subscriber acquisition costs and may increase the costs to service the Company’s subscribers. For example, during the year ended December 31, 2015 Legacy Vivint Smart Home recorded restructuring and asset impairment charges for its wireless internet business totaling $59.2 million, which resulted in $53.2 million of asset impairment charges related to write-downs of Legacy Vivint Smart Home’s network assets, subscriber acquisition costs, certain intellectual property and goodwill and $6.0 million in net restructuring charges related to employee severance and termination benefits, as well as write-offs of certain vendor contracts. Any profits the Company may generate from these or other new products or services may be lower than profits generated from the Company’s other products and services and may not be sufficient for the Company to recoup the Company’s development or subscriber acquisition costs incurred. New products and services may also have lower gross margins, particularly to the extent that they do not fully utilize the Company’s existing infrastructure. In addition, new products and services may require increased operational expenses or subscriber acquisition costs and present new and difficult technological and intellectual property challenges that may subject the Company to claims or complaints if subscribers experience service disruptions or failures or other quality issues. To the extent the Company’s new products and services are not successful, it could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

The Company’s new retail strategy may subject the Company to additional risks.

Historically, the Company has primarily originated subscribers through the Company’s direct-to-home and inside sales channels. However, in 2017 Legacy Vivint Smart Home developed a new strategy to enter into the retail channel in order to expand Legacy Vivint Smart Home’s reach to the broad consumer market. For example, on May 4, 2017, Legacy Vivint Smart Home announced an agreement with Best Buy, pursuant to which the parties had agreed to jointly market and sell smart home products and services. In July 2018, as part of certain cost reduction initiatives, the goal of which was to reduce certain of Legacy Vivint Smart Home’s general and administrative, subscriber service, and sales support fixed costs, Legacy Vivint Smart Home agreed in principle to end the co-branded Best Buy Smart Home by Legacy Vivint Smart Home arrangement and in December 2018 Legacy Vivint Smart Home formally terminated its relationship with Best Buy. The Company continues to explore other retail strategy opportunities and may devote significant management attention, substantial capital and other resources in connection with such efforts. However, despite these efforts and expenses, the Company may not be able to establish retail distribution channels for the Company’s products and services.

The technology the Company employs may become obsolete, which could require significant capital expenditures.

The Company’s industry is subject to continual technological innovation. The Company’s products and services interact with the hardware and software technology of systems and devices located at the Company’s subscribers’ property. The Company may be required to implement new technologies or adapt existing technologies in response to changing market conditions, subscriber preferences, industry standards or inability to secure necessary intellectual property licenses, which could require significant capital expenditures. It is also possible that one or more of the Company’s competitors could develop a significant technological advantage that allows them to provide additional or superior products or services, or to lower their price for similar products or services, that could put the Company at a competitive disadvantage. The Company’s inability to adapt to changing technologies, market conditions or subscriber preferences in a timely manner could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

The Company’s future operating and financial results are uncertain.

Prior growth rates in revenues and other operating and financial results should not be considered indicative of the Company’s future performance. The Company’s future performance and operating results depend on, among other things: (1) the Company’s ability to renew and/or upgrade contracts with existing subscribers and maintain subscriber satisfaction with existing subscribers; (2) the Company’s ability to generate new subscribers, including the Company’s ability to scale the number of new subscribers generated through inside sales and other channels; (3) the Company’s ability to increase the density of the Company’s subscriber base for existing service locations or continue to expand into new geographic markets; (4) the Company’s ability to successfully develop and market new and innovative products and services; (5) the level of product, service and price competition; (6) the degree of saturation in, and the Company’s ability to further penetrate, existing markets; (7) the Company’s ability to manage growth, revenues, origination or acquisition costs of new subscribers and attrition rates, the cost of servicing the Company’s existing subscribers and general and administrative costs; and (8) the Company’s ability to attract, train and retain qualified employees. If the Company’s future operating and financial results suffer as a result of any of the other reasons mentioned above, or any other reasons, there could be a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

There can be no assurance that the Company will be able to achieve or maintain profitability or positive cash flow from operations.

The Company’s ability to generate future positive operating results and cash flows depends, in part, on the Company’s ability to generate new subscribers in a cost-effective manner, while minimizing attrition of existing subscribers. New subscriber acquisitions play a particularly important role in the Company’s financial model as they not only increase the Company’s future operating cash flows, but also help to replace the cash flows lost as a result of subscriber attrition. If the Company is unable to cost-effectively generate new subscribers or retain the Company’s existing subscribers, the Company’s business, operating results and financial condition would be materially adversely affected. In addition, to drive the Company’s growth, the Company has made significant upfront investments in subscriber acquisition costs, as well as technology and infrastructure to support the Company’s growing subscriber base. As a result of these investments, the Company has incurred losses and used significant amounts of cash to fund operations. As the Company’s business scales, the Company expects recurring revenue to increase due to growth in the Company’s total subscribers. If such increase occurs, a greater percentage of the Company’s net acquisition costs for new subscribers may be funded through revenues generated by the Company’s existing subscriber base. The Company also expects the number of new subscribers to decrease as a percentage of the Company’s total subscribers as the Company’s business scales, which the Company believes, along with the expected growth in recurring revenue, will improve operating results and operating cash flows over time. The Company’s ability to improve the Company’s operating results and cash flows, however, is subject to a number of risks and uncertainties and there can be no assurance that the Company will achieve such improvements. To the extent the number of new subscribers does not decrease as a percentage of the Company’s total subscribers or the Company does not reduce the percentage of the Company’s revenue used to support new investments, the Company will continue to incur losses and require a significant amount of cash to fund the Company’s operations, which in turn could have a material adverse effect on the Company’s business, cash flows, operating results and financial condition.

The Company’s business is subject to economic and demographic factors that may negatively impact the Company’s results of operations.

The Company’s business is generally dependent on national, regional and local economic conditions. Historically, both the U.S. and worldwide economies have experienced cyclical economic downturns, some of which have been prolonged and severe. These economic downturns have generally coincided with, and contributed to, increased energy costs, concerns about inflation, slower economic activity, decreased consumer confidence and spending, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns. These conditions and concerns result in a decline in business and consumer confidence and increased unemployment.

Where disposable income available for discretionary spending is reduced (due to, for example, higher housing, energy, interest or other costs or where the perceived wealth of subscribers has decreased) and disruptions in the financial markets adversely impact the availability and cost of credit, the Company’s business may experience increased attrition rates, a reduced ability to originate new subscribers and reduced consumer demand.

For instance, recoveries in the housing market increase the occurrence of relocations, which may lead to subscribers disconnecting service and not contracting with the Company in their new homes. The Company cannot predict the timing or duration of any economic slowdown or the timing or strength of a subsequent economic recovery, worldwide or in the specific markets where the Company’s subscribers are located.

Furthermore, any deterioration in new construction and sales of existing single-family homes could reduce opportunities to originate new subscribers and increase attrition among the Company’s existing subscribers. Such downturns in the economy in general, and the housing market in particular, may negatively affect the Company’s business.

In addition, unfavorable shifts in population and other demographic factors may cause the Company to lose subscribers as people migrate to markets where the Company has little or no presence, or if the general population shifts into a less desirable age, geographic or other demographic group from the Company’s business perspective.

The Company’s inside sales and retail channels depend on third parties and other sources that the Company does not control to generate leads that the Company then converts into subscribers. If the Company’s third-party partners and lead generators are not successful in generating leads for the Company’s inside sales and retail sales channels, if the quality of those leads deteriorates, or if the Company is unable to generate leads through other sources that are cost effective and can be successfully converted into subscribers, it could have a material adverse effect on the Company’s financial condition, cash flows or results of operations.

Also, the Company’s subscribers consist largely of homeowners, who are subject to economic, credit, financial and other risks, as applicable. These risks could materially and adversely affect a subscriber’s ability to make required payments to the Company on a timely basis. Any such decrease or delay in subscriber payments may have a material adverse effect on the Company. As a result of financial distress, subscribers may apply for relief under bankruptcy and other laws relating to creditors’ rights. In addition, subscribers may be subject to involuntary application of such bankruptcy and other laws relating to creditors’ rights. The bankruptcy of a subscriber could adversely affect the Company’s ability to collect payments, to protect the Company’s rights and otherwise realize the value of the Company’s contract with the subscriber. This may occur as a result of, among other things, application of the automatic stay, delays and uncertainty in the bankruptcy process and potential rejection of such subscriber contracts. the Company’s subscribers’ inability to pay, whether as a result of economic or credit issues, bankruptcy or otherwise, could have a material adverse effect on the Company’s financial condition, cash flows or results of operations.

The Company depends on a limited number of suppliers to provide the Company’s products and services. The Company’s product suppliers, in turn, rely on a limited number of suppliers to provide significant components and materials used in the Company’s products. A change in the Company’s existing preferred supply arrangements or a material interruption in supply of products or third-party services could increase the Company’s costs or prevent or limit the Company’s ability to accept and fill orders for the Company’s products and services.

The Company obtains important components of the Company’s systems from several suppliers. Should such suppliers cease to manufacture the products the Company purchase from them or become unable to timely deliver these products in accordance with the Company’s requirements, or should such other suppliers choose not to do business with the Company, the Company may be required to locate alternative suppliers. The Company also relies on a number of sole or limited source suppliers for critical components of the Company’s solution. In particular, the Company relies on Alpha Networks Inc. for the Company’s indoor cameras. Replacing this sole source supplier or the Company’s limited source suppliers could require the expenditure of significant resources and time to redesign and resource these products. In addition, any financial or other difficulties the Company’s suppliers face may have negative effects on the Company’s business. The Company may be unable to locate alternate suppliers on a timely basis or to negotiate the purchase of control panels or other equipment on favorable terms, if at all. In addition, the Company’s equipment suppliers, in turn, depend upon a limited number of outside unaffiliated suppliers for key components and materials used in the Company’s control panels and other equipment. If any of these suppliers cease to or are unable to provide components and materials in sufficient quantity and of the requisite quality, especially during the Company’s summer selling season when a large percentage of the Company’s new subscriber originations occur, and if there are not adequate alternative sources of supply, the Company could experience significant delays in the supply of equipment. Any such delay in the supply of equipment of the requisite quality could adversely affect the Company’s ability to originate subscribers and cause the Company’s subscribers not to continue, renew or upgrade their contracts or to choose not to purchase such products or services from the Company. This would result in delays in or loss of future revenues and could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations. Also, if previously installed components and materials were found to be defective, the Company might not be able to recover the costs associated with the recall, repair or replacement of such products, across the Company’s installed subscriber base, and the diversion of personnel and other resources to address such issues could have a material adverse effect on the Company’s financial condition, cash flows or results of operations.

Currency fluctuations could materially and adversely affect the Company, and the Company has not hedged this risk.

Historically, a small portion of the Company’s revenue has been denominated in Canadian Dollars. For the nine months ended September 30, 2019, before intercompany eliminations, approximately $53.5 million of Legacy Vivint Smart Home’s revenues were denominated in Canadian Dollars. As of September 30, 2019, $284.1 million of Legacy Vivint Smart Home’s total assets and $253.7 million of Legacy Vivint Smart Home’s total liabilities were denominated in Canadian Dollars. In the future, the Company expects to continue generating revenue denominated in Canadian Dollars and other foreign currencies. Accordingly, the Company may be materially and adversely affected by currency fluctuations in the U.S. Dollar versus these currencies. Weaker foreign currencies relative to the U.S. Dollar may result in lower levels of reported revenues with respect to foreign currency-denominated subscriber contracts, net income, assets, liabilities and accumulated other comprehensive income on the Company’s U.S. Dollar-denominated financial statements. The Company has not historically hedged against this exposure. Foreign exchange rates are influenced by many factors outside of the

Company’s control, including but not limited to: changing supply and demand for a particular currency, monetary policies of governments (including exchange-control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or an investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions and currency devaluations and revaluations. Also, governments may from time to time intervene in the currency markets, directly and by regulation, to influence prices directly. As such, these events and actions are unpredictable. The resulting volatility in the exchange rates for the other currencies could have a material adverse effect on the Company’s financial condition and results of operations.

The Company relies on certain third-party providers of licensed software and services integral to the operations of the Company’s business.

Certain aspects of the operation of the Company’s business depend on third-party software and service providers. The Company relies on certain software technology that the Company licenses from third parties and uses in the Company’s products and services to perform key functions and provide critical functionality. For example, the Company’s subscribers with Go! Control panels utilize technology hosted by Alarm.com to access their systems remotely through a smart phone application or through a web interface. With regard to licensed software technology, the Company is, to a certain extent, dependent upon the ability of third parties to maintain, enhance or develop their software and services on a timely and cost-effective basis, to meet industry technological standards and innovations to deliver software and services that are free of defects or security vulnerabilities, and to ensure their software and services are free from disruptions or interruptions. Further, these third-party services and software licenses may not always be available to the Company on commercially reasonable terms or at all.

If the Company’s agreements with third-party software or services vendors are not renewed or the third-party software or services become obsolete, fail to function properly, are incompatible with future versions of the Company’s products or services, are defective or otherwise fail to address the Company’s needs, there is no assurance that the Company would be able to replace the functionality provided by the third-party software or services with software or services from alternative providers. Furthermore, even if the Company obtains licenses to alternative software or services that provide the functionality the Company needs, the Company may be required to replace hardware installed at the Company’s monitoring stations and at the Company’s subscribers’ homes, including security system control panels and peripherals, to affect the Company’s integration of or migration to alternative software products. Any of these factors could have a material adverse effect on the Company’s financial condition, cash flows or results of operations.

The Company is highly dependent on the proper and efficient functioning of the Company’s computer, data backup, information technology, telecom and processing systems, platform and the Company’s redundant monitoring stations.

The Company’s ability to keep the Company’s business operating is highly dependent on the proper and efficient operation of the Company’s computer systems, information technology systems, telecom systems, data-processing systems and subscriber software platform. Although the Company has redundant central monitoring facilities, backup computer and power systems and disaster recovery tests, if there is a catastrophic event, natural disaster, security breach, negligent or intentional act by an employee or other extraordinary event, the Company may be unable to provide the Company’s subscribers with uninterrupted services.

Furthermore, because computer and data backup and processing systems are susceptible to malfunctions and interruptions, the Company cannot guarantee that the Company will not experience service failures in the future. A significant or large-scale malfunction or interruption of any computer or data backup and processing system could adversely affect the Company’s ability to keep the Company’s operations running efficiently and respond to alarm system signals. The Company does not have a backup system for the Company’s subscriber software platform. If a malfunction results in a wider or sustained disruption, it could have a material adverse effect on the Company’s reputation, business, financial condition, cash flows or results of operations.

The Company is subject to unionization and labor and employment laws and regulations, which could increase the Company’s costs and restrict the Company’s operations in the future.

Currently, a very small minority of the Company’s employees are represented by a union. As the Company continues to grow and enter different regions, unions may make further attempts to organize all or part of the Company’s employee base. If more or all of the Company’s workforce were to become unionized, and the terms of the collective bargaining agreement were significantly different from the Company’s current compensation arrangements, it could increase the Company’s costs and adversely impact the Company’s profitability. Additionally, responding to such organization attempts distracts the Company’s management and results in increased legal and other professional fees; and, labor union contracts could put the Company at increased risk of labor strikes and disruption of the Company’s operations.

The Company’s business is subject to a variety of employment laws and regulations and may become subject to additional such requirements in the future. Although the Company believes the Company is in material compliance with applicable employment laws and regulations, in the event of a change in requirements, the Company may be required to modify the Company’s operations or to utilize resources to maintain compliance with such laws and regulations. Moreover, the Company may be subject to various employment-related claims, such as individual or class actions or government enforcement actions relating to alleged employment discrimination, employee classification and related withholding, wage-hour disputes, labor standards or healthcare and benefit issues. The Company’s failure to comply with applicable employment laws and regulations and related legal actions against the Company may affect the Company’s ability to compete or have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

The loss of the Company’s senior management could disrupt the Company’s business.

The Company’s senior management is important to the success of the Company’s business because there is significant competition for executive personnel with experience in the smart home and security industry and the Company’s sales channels. As a result of this need and the competition for a limited pool of industry-based executive experience, the Company may not be able to retain the Company’s existing senior management. In addition, the Company may not be able to fill new positions or vacancies created by expansion or turnover. The Company does not and does not currently expect to have in the future, “key person” insurance on the lives of any member of the Company’s senior management. The loss of any member of the Company’s senior management team without retaining a suitable replacement could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

If the Company is unable to acquire necessary intellectual property or adequately protect the Company’s intellectual property, the Company could be competitively disadvantaged.

The Company’s intellectual property, including the Company’s patents, trademarks, copyrights, trade secrets and other proprietary rights, constitutes a significant part of the Company’s value. The Company’s success depends, in part, on the Company’s ability to protect the Company’s proprietary technology, brands and other intellectual property against dilution, infringement, misappropriation and competitive pressure by defending the Company’s intellectual property rights. To protect the Company’s intellectual property rights, the Company relies on a combination of patent, trademark, copyright and trade secret laws of the United States, Canada and other countries and a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. In addition, the Company makes efforts to acquire rights to intellectual property necessary for the Company’s operations. However, there can be no assurance that these measures will be successful in any given case, particularly in those countries where the laws do not protect the Company’s proprietary rights as fully as in the United States.

The Company owns a portfolio of issued U.S. patents and pending U.S. and foreign patent applications that relate to a variety of smart home, security and wireless Internet technologies utilized in the Company’s business.

The Company may file additional patent applications in the future in the United States and internationally. The process of obtaining patent protection is expensive and time-consuming, and the Company may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner all the way through to the successful issuance of a patent. The Company may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions. In addition, issuance of a patent does not guarantee that the Company has an absolute right to practice the patented invention.

If the Company fails to acquire the necessary intellectual property rights or adequately protect or assert the Company’s intellectual property rights, competitors may dilute the Company’s brands or manufacture and market similar products and services or convert the Company’s subscribers, which could adversely affect the Company’s market share and results of operations. The Company may not receive patents or trademarks for all the Company’s pending patent and trademark applications, and existing or future patents or licenses may not provide competitive advantages for the Company’s products and services. Furthermore, it is possible that the Company’s patent applications may not issue as granted patents, that the scope of the Company’s issued patents will be insufficient or not have the coverage originally sought, or that the Company’s issued patents will not provide the Company with any competitive advantages. The Company’s competitors may challenge, invalidate or avoid the application of the Company’s existing or future intellectual property rights that the Company obtains or licenses. In addition, patent rights may not prevent the Company’s competitors from developing, using or selling products or services that are similar to or address the same market as the Company’s products and services. The loss of protection for the Company’s intellectual property rights could reduce the market value of the Company’s brands and the Company’s products and services, reduce new subscriber originations or upgrade sales to existing subscribers, lower the Company’s profits, and could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

The Company’s policy is to require the Company’s employees that were hired to develop material intellectual property included in the Company’s products to execute written agreements in which they assign to the Company their rights in potential inventions and other intellectual property created within the scope of their employment (or, with respect to consultants and service providers, their engagement to develop such intellectual property), but the Company cannot assure you that the Company has adequately protected the Company’s rights in every such agreement or that the Company has executed an agreement with every such party. Finally, in order to benefit from the protection of patents and other intellectual property rights, the Company must monitor and detect infringement, misappropriation or other violations of the Company’s intellectual property rights and pursue infringement, misappropriation or other claims in certain circumstances in relevant jurisdictions, all of which are costly and time-consuming. As a result, the Company may not be able to obtain adequate protection or to effectively enforce the Company’s issued patents or other intellectual property rights.

In addition to patents and registered trademarks, the Company relies on trade secret rights, copyrights and other rights to protect the Company’s unpatented proprietary intellectual property and technology. Despite the Company’s efforts to protect the Company’s proprietary technologies and the Company’s intellectual property rights, unauthorized parties, including the Company’s employees, consultants, service providers or subscribers, may attempt to copy aspects of the Company’s products or obtain and use the Company’s trade secrets or other confidential information. The Company generally enters into confidentiality agreements with the Company’s employees and third parties that have access to the Company’s material confidential information, and generally limits access to and distribution of the Company’s proprietary information and proprietary technology through certain procedural safeguards. These agreements may not effectively prevent unauthorized use or disclosure of the Company’s intellectual property or technology, could be breached or otherwise may not provide meaningful protection for the Company’s trade secrets and know-how related to the design, manufacture or operation of the Company’s products and may not provide an adequate remedy in the event of unauthorized use or disclosure. The Company cannot assure you that the steps taken by the Company will prevent misappropriation of the Company’s intellectual property or technology or infringement of the Company’s intellectual property rights. Competitors may independently develop technologies or products that are substantially equivalent or superior to the Company’s solutions or that inappropriately incorporate the Company’s proprietary technology into their products or they may hire the Company’s former employees who may misappropriate the Company’s proprietary technology or misuse the Company’s confidential information. In addition, if the Company expands the geography of the Company’s service offerings, the laws of some foreign countries where the Company may do business in the future do not protect intellectual property rights and technology to the same extent as the laws of the United States, and these countries may not enforce these laws as diligently as government agencies and private parties in the United States.

From time to time, legal action by the Company may be necessary to enforce the Company’s patents and other intellectual property rights, to protect the Company’s trade secrets, to determine the validity and scope of the intellectual property rights of others or to defend against claims of infringement, misappropriation or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect the Company’s business, operating results and financial condition. If the Company is unable to protect the Company’s intellectual property and technology, the Company may find itself at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that have enabled the Company to be successful to date.

From time to time, the Company is subject to claims for infringing, misappropriating or otherwise violating the intellectual property rights of others, and will be subject to such claims in the future, which could have an adverse effect on the Company’s business and operations.

The Company cannot be certain that the Company’s products and services or those of third parties that the Company incorporates into the Company’s offerings do not and will not infringe the intellectual property rights of others. Many of the Company’s competitors and others may now and in the future have significantly larger and more mature patent portfolios than the Company has. Legacy Vivint Smart Home has been in the past, and the Company may be in the future, subject to claims based on allegations of infringement, misappropriation or other violations of the intellectual property rights of others, including litigation brought by special purpose or so-called “non-practicing” entities that focus solely on extracting royalties and settlements by enforcing intellectual property rights and against whom the Company’s patents may therefore provide little or no deterrence or protection. Regardless of their merits, intellectual property claims divert the attention of the Company’s personnel and are often time-consuming and expensive. In addition, to the extent claims against the Company are successful, the Company may have to pay substantial monetary damages (including, for example, treble damages if the Company is found to have willfully infringed patents and increased statutory damages if the Company is found to have willfully infringed copyrights) or discontinue or modify certain products or services that are found to infringe another party’s rights or enter into licensing agreements with costly royalty payments. Defending against claims of infringement, misappropriation or other violations or being deemed to be infringing, misappropriating or otherwise violating the intellectual property rights of others could impair the Company’s ability to innovate, develop, distribute and sell the Company’s current and planned products and services. The Company has in the past and will continue in the future to seek one or more licenses to continue offering certain products or services, which could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

In some cases, the Company indemnifies the Company’s channel partners against claims that the Company’s products infringe, misappropriate or otherwise violate the intellectual property rights of third parties. Such claims could arise out of the Company’s indemnification obligation with the Company’s channel partners and end-subscribers, whom the Company typically indemnifies against such claims. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of the Company’s confidential information could be compromised by the discovery process. Although claims of this kind have not materially affected the Company’s business to date, there can be no assurance material claims will not arise in the future.

Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause the Company’s business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore the Company’s competitors may have access to the same technology licensed to the Company. If a third party does not offer the Company a license to its technology or other intellectual property on reasonable terms, or at all, the Company could be enjoined from continued use of such intellectual property. As a result, the Company may be required to develop alternative, non-infringing technology, which could require significant time (during which the Company could be unable to continue to offer the Company’s affected products, subscriptions or services), effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or the Company may agree to a settlement that prevents the Company from distributing certain products, providing certain subscriptions or performing certain services or that requires the Company to pay substantial damages, royalties or other fees. Any of these events could harm the Company’s business, financial condition and results of operations.

The Company’s solutions contain third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict the Company’s ability to sell the Company’s products and subscriptions.

Certain of the Company’s solutions contain software modules licensed to the Company by third-party authors under “open-source” licenses. The use and distribution of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code.

Some open-source licenses contain requirements that the Company make available the source code for modifications or derivative works the Company creates based upon the type of open-source software the Company uses. If the Company combines the Company’s proprietary software with open-source software in a certain manner, the Company could, under certain open-source licenses, be required to release the source code of the Company’s proprietary software to the public. This would allow the Company’s competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales for the Company.

Although the Company monitors the Company’s use of open-source software and tries to ensure that none is used in a manner that would require the Company to disclose the Company’s proprietary source code or that would otherwise breach the terms of an open-source agreement, the terms of many open-source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in ways that could impose unanticipated conditions or restrictions on the Company’s ability to commercialize solutions incorporating such software. Moreover, the Company cannot assure you that the Company’s processes for controlling the Company’s use of open-source software in the Company’s solutions will be effective. From time to time, the Company may face claims from third parties asserting ownership of, or demanding release of, the open-source software or derivative works that the Company developed using such software (which could include the Company’s proprietary source code), or otherwise seeking to enforce the terms of the applicable open-source license. These claims could result in litigation. If the Company is held to have breached the terms of an open-source software license, the Company could be required to seek licenses from third parties to continue offering the Company’s products on terms that are not economically feasible, to re-engineer the Company’s products, to discontinue the sale of the Company’s products if re-engineering could not be accomplished on a timely or cost-effective basis, or to make generally available, in source-code form, the Company’s proprietary code, any of which could adversely affect the Company’s business, results of operations and financial condition.

If the Company fails to maintain effective internal control over financial reporting at a reasonable assurance level, the Company may not be able to accurately report the Company’s financial results, which could have a material adverse effect on the Company’s operations, investor confidence in the Company’s business and the trading prices of the Company’s securities.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. If material weaknesses in the Company’s internal controls are discovered, they may adversely affect the Company’s ability to record, process, summarize and accurately report timely financial information and, as a result, the Company’s financial statements may contain material misstatements or omissions.

In addition, it is possible that control deficiencies could be identified by the Company’s management or by the Company’s independent registered public accounting firm in the future or may occur without being identified. Such a failure could result in regulatory scrutiny and cause investors to lose confidence in the Company’s reported financial condition, lead to a default under the Company’s indebtedness and otherwise have a material adverse effect on the Company’s business, financial condition, cash flow or results of operations.

Product or service defects or shortfalls in subscriber service could have an adverse effect on the Company.

The Company’s inability to provide products or services in a timely manner or defects in the Company’s products or services, including products and services of third parties that the Company incorporates into the Company’s offerings, could adversely affect the Company’s reputation and subject the Company to claims or litigation. In addition, the Company’s inability to meet subscribers’ expectations with respect to the Company’s products or services could increase attrition rates or affect the Company’s ability to generate new subscribers and thereby have a material adverse effect on the Company’s business, financial condition, cash flow or results of operations.

The Company is exposed to greater risk of liability for employee acts or omissions or system failure than may be inherent in other businesses.

The nature of the products and services the Company provides potentially exposes the Company to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. If subscribers believe that they incurred losses as a result of the Company’s action or inaction, the subscribers (or their insurers) have and could in the future bring claims against the Company. Although the Company’s service contracts contain provisions limiting the Company’s liability for such claims, no assurance can be given that these limitations will be enforced, and the costs of such litigation or the related settlements or judgments could have a material adverse effect on the Company’s financial condition. In addition, there can be no assurance that the Company is adequately insured for these risks. Certain of the Company’s insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If significant uninsured damages are assessed against the Company, the resulting liability could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

Future transactions could pose risks.

The Company frequently evaluates strategic opportunities both within and outside the Company’s existing lines of business. The Company expects from time to time to pursue additional business opportunities and may decide to eliminate or acquire certain businesses, products or services. For example, in August 2014, Legacy Vivint Smart Home acquired Space Monkey, a distributed cloud storage technology solution company. Such acquisitions or dispositions could be material. There are various risks and uncertainties associated with potential acquisitions and divestitures, including: (1) availability of financing; (2) difficulties related to integrating previously separate businesses into a single unit, including product and service offerings, distribution and operational capabilities and business cultures; (3) general business disruption; (4) managing the integration process; (5) diversion of management’s attention from day-to-day operations, (6) assumption of costs and liabilities of an acquired business, including unforeseen or contingent liabilities or liabilities in excess of the amounts estimated; (7) failure to realize anticipated benefits and synergies, such as cost savings and revenue enhancements; (8) potentially substantial costs and expenses associated with acquisitions and dispositions; (9) failure to retain and motivate key employees; and (10) difficulties in applying the Company’s internal control over financial reporting and disclosure controls and procedures to an acquired business. Any or all of these risks and uncertainties, individually or collectively, could have a material adverse effect on the Company’s business, financial condition, cash flow or results of operations. The Company can offer no assurance that any such strategic opportunities will prove to be successful. Among other negative effects, the Company’s pursuit of such opportunities could cause the Company’s cost of investment in new subscribers to grow at a faster rate than the Company’s recurring revenue and fees collected at the time of installation. Additionally, any new product or service offerings could require developmental investments or have higher cost structures than the Company’s current arrangements, which could reduce operating margins and require more working capital.

Goodwill and other identifiable intangible assets represent a significant portion of the Company’s total assets, and the Company may never realize the full value of the Company’s intangible assets.

As of September 30, 2019, Legacy Vivint Smart Home had approximately $1.0 billion of goodwill and identifiable intangible assets. Goodwill and other identifiable intangible assets are recorded at fair value on the date of acquisition. In addition, as of September 30, 2019, Legacy Vivint Smart Home had $1.2 billion of capitalized contract costs, net. The Company reviews such assets for impairment at least annually. Impairment may result from, among other things, deterioration in performance, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of or affect the products and services the Company offers, challenges to the validity of certain intellectual property, reduced sales of certain products or services incorporating intellectual property, increased attrition and a variety of other factors. The amount of any quantified impairment must be expensed immediately as a charge to results of operations. Depending on future circumstances, it is possible that the Company may never realize the full value of the Company’s intangible assets. Any future determination of impairment of goodwill or other identifiable intangible assets could have a material adverse effect on the Company’s financial position and results of operations.

Insurance policies may not cover all of the Company’s operating risks and a casualty loss beyond the limits of the Company’s coverage could negatively impact the Company’s business.

The Company is subject to all of the operating hazards and risks normally incidental to the provision of the Company’s products and services and business operations. In addition to contractual provisions limiting the Company’s liability to subscribers and third parties, the Company maintains insurance policies in such amounts and with such coverage and deductibles as required by law and that the Company believe are reasonable and prudent. See “—the Company is exposed to greater risk of liability for employee acts or omissions or system failure than may be inherent in other businesses”. Nevertheless, such insurance may not be adequate to protect the Company from all the liabilities and expenses that may arise from claims for personal injury, death or property damage arising in the ordinary course of the Company’s business and current levels of insurance may not be able to be maintained or be available at economical prices. If a significant liability claim is brought against the Company that is not covered by insurance, then the Company may have to pay the claim with the Company’s own funds, which could have a material adverse effect on the Company’s business, financial condition, cash flows or results of operations.

The Company’s business is concentrated in certain markets.

The Company’s business is concentrated in certain markets. As of September 30, 2019, subscribers in Texas and California represented approximately 19% and 9%, respectively, of Legacy Vivint Smart Home’s total subscriber base. Accordingly, the Company’s business and results of operations are particularly susceptible to adverse economic, weather and other conditions in such markets and in other markets that may become similarly concentrated.

Catastrophic events may disrupt the Company’s business.

Unforeseen events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States, Canada or elsewhere, could disrupt the Company’s operations, disrupt the operations of suppliers or subscribers or result in political or economic instability. These events could reduce demand for the Company’s products and services, make it difficult or impossible to receive equipment from suppliers or impair the Company’s ability to deliver products and services to subscribers on a timely basis. Any such disruption could damage the Company’s reputation and cause subscriber attrition. The Company could be subject to claims or litigation with respect to losses caused by such disruptions. The Company’s property and business interruption insurance may not cover a particular event at all or be sufficient to fully cover the Company’s losses.

If the insurance industry changes its practice of providing incentives to homeowners for the use of residential electronic security services, the Company may experience a reduction in new subscriber growth or an increase in the Company’s subscriber attrition rate.

Some insurers provide a reduction in premium rates for insurance policies written on homes that have monitored electronic security systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, homeowners who otherwise may not feel the need for the Company’s products or services would be removed from the Company’s potential subscriber pool, which could hinder the growth of the Company’s business, and existing subscribers may choose to cancel or not renew their contracts, which could increase the Company’s attrition rates. In either case, the Company’s results of operations and growth prospects could be adversely affected.

The Company has recorded net losses in the past and the Company may experience net losses in the future.

Legacy Vivint Smart Home recorded consolidated net losses of $353.0 million and $307.5 million in the nine months ended September 30, 2018 and 2019, respectively, as well as $276.0 million, $410.2 million and $472.6 million in the years ended December 31, 2016, 2017 and 2018, respectively. The Company may likely continue to record net losses in future periods.

The nature of the Company’s business requires the application of complex revenue and expense recognition rules, and the current legislative and regulatory environment affecting generally accepted accounting principles is uncertain. Significant changes in current principles could affect the Company’s financial statements going forward and changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and harm the Company’s operating results.

The accounting rules and regulations that the Company must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Further, the accounting rules and regulations are continually changing in ways that could materially impact the Company’s financial statements. For example, in May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which superseded nearly all existing revenue recognition guidance. The Company adopted the new standard effective January 1, 2018, utilizing a modified retrospective approach with the cumulative effect of initially applying the new standard recognized at the date of initial application and providing certain additional disclosures.

The nature of the Company’s business requires the application of complex revenue and expense recognition rules, and the current legislative and regulatory environment affecting generally accepted accounting principles is uncertain. Significant changes in current principles could affect the Company’s financial statements going forward and changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and harm the Company’s operating results.

The accounting rules and regulations that the Company must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Further, the accounting rules and regulations are continually changing in ways that could materially impact Legacy Vivint Smart Home’s financial statements. For example, in May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, which superseded nearly all existing revenue recognition guidance. Legacy Vivint Smart Home adopted the new standard effective January 1, 2018, utilizing a modified retrospective approach with the cumulative effect of initially applying the new standard recognized at the date of initial application and providing certain additional disclosures.

Risks Relating to the Company’s Indebtedness

Legacy Vivint Smart Home’s substantial indebtedness could adversely affect the Company’s financial condition.

Legacy Vivint Smart Home has substantial indebtedness. Net cash interest paid for the years ended December 31, 2017 and 2018, and for the nine months ended September 30, 2019, related to Legacy Vivint Smart Home’s indebtedness (excluding capital leases) totaled $203.4 million, $236.7 million and $162.3 million, respectively. Legacy Vivint Smart Home’s net cash from operating activities for the years ended December 31, 2017 and 2018, and for the nine months ended September 30, 2019, before these interest payments, was an outflow of $105.9 million, an inflow of $16.2 million and an inflow of $39.6 million, respectively. Accordingly, Legacy Vivint Smart Home’s net cash from operating activities for the years ended December 31, 2017 and 2018, and the nine months ended September 30, 2019, was insufficient to cover these interest payments.

As of September 30, 2019, Legacy Vivint Smart Home had approximately $3.2 billion in aggregate principal amount of total debt outstanding, all of which was issued or borrowed by APX and guaranteed by APX Group Holdings, Inc. and by substantially all of APX’s domestic subsidiaries, $2.3 billion of which was secured debt, which requires significant interest and principal payments. Subject to the limits contained in the agreements governing the Company’s existing indebtedness, the Company may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If the Company does so, the risks related to the Company’s high level of debt could increase. Specifically, the Company’s high level of debt could have important consequences, including the following:

•	making it more difficult for the Company to satisfy the Company’s obligations with respect to the Company’s debt;

•	limiting the Company’s ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

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requiring a substantial portion of the Company’s cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows and future borrowings available for working capital, capital expenditures (including subscriber acquisition costs), acquisitions and other general corporate purposes;

•	increasing the Company’s vulnerability to general adverse economic and industry conditions;

•	exposing the Company to the risk of increased interest rates as certain of the Company’s borrowings are at variable rates of interest;

•	limiting the Company’s flexibility in planning for and reacting to changes in the industry in which the Company competes;

•	placing the Company at a disadvantage compared to other, less leveraged competitors; and

•	increasing the Company’s cost of borrowing.

The Company may be able to incur significant additional indebtedness in the future.

Despite the Company’s current level of indebtedness, the Company may be able to incur substantially more debt and enter into other transactions, which could further exacerbate the risks to the Company’s financial condition described above. As of September 30, 2019, Legacy Vivint Smart Home had $140.4 million of availability under the revolving credit facility (after giving effect to $13.8 million of letters of credit outstanding and $134.0 million of borrowings). The Company is still permitted to add, in addition to the revolving credit facility, incremental facilities of up to $225 million, subject to certain conditions being satisfied. Under both the Term Loan Agreement and revolving credit facility, up to $60 million may be incurred on the same “superpriority” basis as the revolving credit facility. Moreover, although the debt agreements governing the Company’s existing indebtedness contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. Additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also do not prevent the Company from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under the Company’s debt instruments. To the extent new debt is added to the Company’s current debt levels, the substantial leverage risks described in the previous risk factor would increase. In addition, the exceptions to the restrictive covenants permit the Company to enter into certain other transactions.

Accordingly, subject to market conditions, the Company opportunistically seeks to access the credit and capital markets from time to time, whether to refinance or retire the Company’s existing indebtedness, for the investment in and operation of the Company’s business, or for other general corporate purposes. Such transactions may take the form of new or amended senior secured credit facilities, including term or revolving loans, secured or unsecured notes and/or other instruments or indebtedness. These transactions may result in an increase in the Company’s total indebtedness, secured indebtedness and/or debt service costs.

The Company’s variable rate indebtedness subjects the Company to interest rate risk, which could cause the Company’s indebtedness service obligations to increase significantly.

Borrowings under the Company’s revolving credit facility are at variable rates of interest and expose the Company to interest rate risk. If interest rates increase, the Company’s debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and the Company’s net income and cash flows, including cash available for servicing the Company’s indebtedness, would correspondingly decrease.

The Company may be unable to service the Company’s indebtedness.

The Company’s ability to make scheduled payments on and to refinance the Company’s indebtedness depends on and is subject to the Company’s financial and operating performance, which, in turn, is affected by general and regional economic, financial, competitive, business and other factors beyond the Company’s control, including the availability of financing in the international banking and capital markets. the Company cannot assure you that the Company’s business will generate sufficient cash flow from operations or that future borrowings will be available to the Company in an amount sufficient to enable the Company to service the Company’s debt, to refinance the Company’s debt or to fund the Company’s other liquidity needs (including funding subscriber acquisition costs).

If the Company is unable to meet the Company’s debt service obligations or to fund the Company’s other liquidity needs, the Company will need to restructure or refinance all or a portion of the Company’s debt, which could cause the Company to default on the Company’s debt obligations and impair the Company’s liquidity. Any refinancing of the Company’s indebtedness could be at higher interest rates and may require the Company to comply with more onerous covenants that could further restrict the Company’s business operations.

Moreover, in the event of a default, the holders of the Company’s indebtedness could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. The lenders under the

Company’s revolving credit facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and the Company could be forced into bankruptcy or liquidation. If the Company breach the Company’s covenants under the Company’s revolving credit facility, the Company would be in default under the Company’s revolving credit facility. The lenders could exercise their rights, as described above, and the Company could be forced into bankruptcy or liquidation.

The debt agreements governing the Company’s existing indebtedness impose significant operating and financial restrictions on the Company and the Company’s subsidiaries, which may prevent the Company from capitalizing on business opportunities.

The debt agreements governing the Company’s existing indebtedness impose significant operating and financial restrictions on the subsidiaries of the Company party thereto. Following the consummation of the Merger, Vivint Smart Home, Inc. expects to guarantee the obligations under the credit agreement governing the revolving credit facility, the credit agreement governing the 2024 Term Loan B and the debt agreements governing the notes. These restrictions limit the Company’s ability to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	materially change the nature of the Company’s business;

•	amend, prepay, redeem or purchase certain subordinated debt;

•	enter into agreements that restrict the ability of certain subsidiaries to make dividends or other payments to the Company; and

•	transfer or sell assets.

In addition, the Company’s revolving credit facility requires that the Company maintain a consolidated first lien net leverage ratio of not more than 5.35 to 1.0 on the last day of each applicable test period.

As a result of these restrictions, the Company is limited as to how the Company conducts the Company’s business and the Company may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness the Company may incur could include more restrictive covenants. the Company cannot assure you that the Company will be able to maintain compliance with these covenants in the future and, if the Company fails to do so, that the Company will be able to obtain waivers from the lenders and/or amend the covenants.

The Company’s failure to comply with the restrictive covenants described above as well as other terms of the Company’s existing indebtedness and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in the Company’s being required to repay these borrowings before their due date. If the Company is forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, the Company’s results of operations and financial condition could be adversely affected.

The Company’s failure to comply with the agreements relating to the Company’s outstanding indebtedness, including as a result of events beyond the Company’s control, could result in an event of default that could materially and adversely affect the Company’s results of operations and the Company’s financial condition.

If there were an event of default under any of the agreements relating to the Company’s outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. the Company cannot assure you that the Company’s assets or cash flows would be sufficient to fully repay borrowings under the Company’s outstanding debt instruments if accelerated upon an event of default. Further, if the Company is unable to repay, refinance or restructure the Company’s indebtedness under the Company’s secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of the Company’s other debt instruments.

Risks Relating to the Merger

If the Merger’s benefits do not meet the expectations of financial analysts, the market price of the Company’s Class A common stock may decline.

The market price of the Class A common stock may decline as a result of the Merger if the Company does not achieve the perceived benefits of the Merger as rapidly, or to the extent anticipated by, financial analysts or the effect of the Merger on the Company’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of Class A common stock may experience a loss as a result of a decline in the market price of the Class A common stock. In addition, a decline in the market price of the Class A common stock could adversely affect the Company’s ability to issue additional securities and to obtain additional financing in the future.

The Company’s results of operations may differ significantly from the unaudited pro forma condensed combined financial information included in the Current Report on Form 8-K/A dated January 17, 2020, filed January 27, 2020, incorporated by reference into this prospectus.

Mosaic and Legacy Vivint Smart Home have had no prior history as a combined entity, and Mosaic’s and Legacy Vivint Smart Home’s operations have not previously been managed on a combined basis. The unaudited pro forma financial information included in the Current Report on Form 8-K/A dated January 17, 2020, filed January 27, 2020 was presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations would have been had the Merger been completed on the date(s) indicated, nor is it indicative of the future operating results or financial position of the Company. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Risks Relating to Ownership of the Company’s Class A Common Stock

The Company’s stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of the Company’s Class A common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “—Risks Relating to the Company’s Business and Industry” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those of the Company’s competitors;

•	changes in expectations as to the Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by the Company or its competitors;

•	announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	any significant change in the Company’s management;

•	changes in general economic or market conditions or trends in the Company’s industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Company’s business;

•	future sales of the Company’s common stock or other securities;

•	investor perceptions or the investment opportunity associated with the Company’s common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by the Company or third parties, including the Company’s filings with the SEC;

•	litigation involving the Company, the Company’s industry, or both, or investigations by regulators into the Company’s operations or those of the Company’s competitors;

•	guidance, if any, that the Company provides to the public, any changes in this guidance or the Company’s failure to meet this guidance;

•	the development and sustainability of an active trading market for the Company’s stock;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of the Company’s Class A common stock, regardless of the Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of the Company’s Class A common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on the Company’s Class A common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

The Company intends to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of the Company’s Class A common stock will be at the sole discretion of the Company’s board of directors. the Company’s board of directors may take into account general and economic conditions, the Company’s financial condition and results of operations, the Company’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by the Company to its stockholders or by its subsidiaries to it and such other factors as the Company’s board of directors may deem relevant. In addition, the Company’s ability to pay dividends is limited by covenants of the Company’s existing and outstanding indebtedness and may be limited by covenants of any future indebtedness the Company incurs. As a result, you may not receive any return on an investment in the Company’s Class A common stock unless you sell the Company’s Class A common stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about the Company’s business, or if they downgrade the Company’s stock or the Company’s sector, stock price and trading volume could decline.

The trading market for the Company’s Class A common stock relies in part on the research and reports that industry or financial analysts publish about the Company or the Company’s business. The Company does not control these analysts. In addition, some financial analysts may have limited expertise with the Company’s model and operations. Furthermore, if one or more of the analysts who does cover the Company downgrades the Company’s stock or industry, or the stock of any of its competitors, or publishes inaccurate or unfavorable research about the Company’s business, the price of the Company’s stock could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on the Company regularly, the Company could lose visibility in the market, which in turn could cause the Company’s stock price or trading volume to decline.

The Company is a holding company and its only material asset is its interest in Legacy Vivint Smart Home, and it is accordingly dependent upon distributions made by its subsidiaries to pay dividends.

As part of the Merger, a wholly-owned subsidiary of Mosaic merged with and into Legacy Vivint Smart Home, with Legacy Vivint Smart Home continuing as the surviving entity of the merger and becoming a subsidiary of the Company. As a result, the Company became a holding company with no material assets other than its ownership of Legacy Vivint Smart Home, and the Company has no independent means of generating revenue or cash flow. The Company’s ability to pay dividends will depend on the financial results and cash flows of Legacy Vivint Smart Home and its subsidiaries and the distributions it receives from Legacy Vivint Smart Home. Deterioration in the financial condition, earnings or cash flow of Legacy Vivint Smart Home and its subsidiaries for any reason could limit or impair Legacy Vivint Smart Home’s ability to pay such distributions. Additionally, to the extent that the Company needs funds and Legacy Vivint Smart Home and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or Legacy Vivint Smart Home is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.

Dividends on the Company’s Class A common stock, if any, will be paid at the discretion of the board of directors of the Company (the “Company Board”), which will consider, among other things, the Company’s business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict the Company’s ability to pay dividends or make other distributions to its stockholders. In addition, Legacy Vivint Smart Home is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Legacy Vivint Smart Home (with certain exceptions) exceed the fair value of its assets. Legacy Vivint Smart Home’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to Legacy Vivint Smart Home. If Legacy Vivint Smart Home does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends may also be restricted or impaired.

Future sales, or the perception of future sales, by the Company or the Company’s stockholders in the public market following the Merger could cause the market price for the Company’s Class A common stock to decline.

The sale of shares of the Company’s Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of the Company’s Class A common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate.

All shares issued in the Merger are freely tradable without registration under the Securities Act of 1933, as amended (the “Securities Act”), and without restriction by persons other than the Company’s “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including the Company’s directors, executive officers and other affiliates (including affiliates of Blackstone).

Holders of substantially all of the Company’s Class A common stock and Mosaic Sponsor, LLC and Fortress Mosaic Sponsor LLC (collectively, the “Mosaic Sponsors”) have each agreed, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of the Company’s Class A common stock during the period from the date of the Closing of the Merger (the “Closing Date”) continuing through the date (i) in the case of Blackstone, six months after the Closing Date, (ii) in the case of the Pedersen Holders, Dunn Holders, Summit Holders and Black Horse Holders (each as defined in the Stockholders Agreement (defined herein)), two years after the Closing Date and (iii) for all other Stockholder Parties (as defined in the Stockholders Agreement), one year after the Closing Date and (iii) in the case of all other applicable holders, one year from the Closing Date.

Upon the expiration or waiver of the lock-ups, shares held by 313 Acquisition, certain stockholders of 313 Acquisition, the Company and the Mosaic Sponsors (collectively, the “Investors”) will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144. In addition, pursuant to a registration rights agreement, the Investors and certain other stockholders named therein have the right, subject to certain conditions, to require the Company to register the sale of their shares of the Company’s Class A common stock under the Securities Act. By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of the Company’s Class A common stock to decline. The shares covered by registration rights represent a substantial majority of the Company’s outstanding common stock.

As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of the Company’s Class A common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for the Company to raise additional funds through future offerings of the Company’s shares of Class A common stock or other securities.

The Company also intends to register all shares of Class A common stock that the Company may issue under the Company’s 2020 Omnibus Incentive Plan, as well as any shares of Class A common stock underlying restricted shares of Class A common stock, stock appreciation rights and restricted stock units that have been granted to directors, executive officers and other employees of the Company as “substitute awards” pursuant to such 2020 Omnibus Incentive Plan, all of which are subject to time-based vesting conditions. In addition, the Company intends to register all shares of Class A common stock underlying the hypothetical stock appreciation rights subject to each of the Company’s (i) Second Amended and Restated 2013 Long-Term Incentive Pool Plan for Lead Technicians, (ii) Amended and Restated 2013 Long-Term Incentive Pool Plan for Regional Technicians, (iii) Second Amended and Restated 2013 Long-Term Incentive Pool Plan for Sales Managers and (iv) Second Amended and Restated 2013 Long-Term Incentive Pool Plan for Regional Managers. Following registration of such shares and subject to the expiration of applicable lock-up and vesting restrictions, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

In the future, the Company may also issue its securities in connection with investments or acquisitions. The amount of shares of the Company’s Class A common stock issued in connection with an investment or acquisition could constitute a material portion of the Company’s then-outstanding shares of Class A common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to the Company’s stockholders.

Anti-takeover provisions in the Company’s organizational documents could delay or prevent a change of control.

Certain provisions of the Company’s amended and restated certificate of incorporation, as amended by the Certificate of Amendment of Certificate of Incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”) may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in the Company’s best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders.

These provisions provide for, among other things:

•	the ability of the Company Board to issue one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at the Company’s annual meetings;

•	certain limitations on convening special stockholder meetings;

•	limiting the ability of stockholders to act by written consent;

•	providing that the Company Board is expressly authorized to make, alter or repeal the Bylaws;

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the removal of directors only for cause and only upon the affirmative vote of holders of at least 66 2⁄3% of the shares of common stock entitled to vote generally in the election of directors if the Stockholder Parties and their affiliates hold less than 30% of the Company’s outstanding shares of Class A common stock; and

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that certain provisions may be amended only by the affirmative vote of at least 30% of the shares of Class A common stock entitled to vote generally in the election of directors if the Stockholder Parties and their affiliates hold less than 30% of the Company’s outstanding shares of Class A common stock.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third-party’s offer may be considered beneficial by many of the Company’s stockholders. As a result, the Company’s stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

The Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Company’s stockholders, which could limit the stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers, employees or stockholders.

The Certificate of Incorporation provides that, subject to limited exceptions, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to the Company or the Company’s stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or (iv) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Certificate of Incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or the Company’s directors, officers or other employees, which may discourage such lawsuits against the Company and the Company’s directors, officers and employees. Alternatively, if a court were to find these provisions of the Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

Certain significant Company stockholders whose interests may differ from those of Company public stockholders will have the ability to significantly influence the Company’s business and management.

Pursuant to the stockholders agreement (the “Stockholders Agreement”) that the Company entered into with the Mosaic Sponsors, certain investment funds managed by the affiliates of The Blackstone Group Inc. (“Blackstone”) and certain other parties thereto (collectively, the “Stockholder Parties”) that became effective at the Closing, Blackstone has the right to designate nominees for election to the Company’s Board at any meeting of its stockholders. The number of Blackstone Designees (as defined in the Stockholders Agreement) will be equal to (i) a majority of the total number of directors in the event that 313 Acquisition, Blackstone and their respective affiliates (collectively, the “313 Acquisition Entities”) beneficially own in the aggregate 50% or more of the outstanding shares of Class A common stock, (ii) 40% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 40%, but not 50% or more, of the outstanding shares of Class A common stock, (iii) 30% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 30%, but not more than 40%, of the outstanding shares of Class A common stock, (iv) 20% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 20%, but not more than 30%, of the outstanding shares of Class A common stock and (v) 10% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 5%, but not more than 20% of the outstanding shares of Class A common stock.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by Fortress Mosaic Investor LLC to the Company’s Board (the “Fortress Designee”) so long as the Fortress Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A common stock the Fortress Holders own immediately following the consummation of the Merger; provided that the Fortress Designee must be an employee or principal of The SoftBank Vision Fund unless otherwise agreed in writing by the Blackstone Designator (as defined in the Stockholders Agreement) and the Company.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by the Summit Designator (as defined in the Stockholders Agreement) to the Company’s Board so long as the Summit Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A Common Stock they own immediately following the consummation of the Merger.

Accordingly, the persons party to the Stockholders Agreement will be able to significantly influence the approval of actions requiring Company Board approval through their voting power. Such stockholders will retain significant influence with respect to the Company’s management, business plans and policies, including the appointment and removal of its officers. In particular, the persons party to the Stockholder Agreement could influence whether acquisitions, dispositions and other change of control transactions are approved.

Affiliates of Blackstone control the Company, and their interests may conflict with the Company’s or yours in the future.

Affiliates of Blackstone beneficially own approximately 57% of the Company’s Class A common stock. For so long as Blackstone continues to own a significant percentage of the Company’s Class A common stock,

Blackstone will still be able to significantly influence the composition of the Company’s board of directors and the approval of actions requiring stockholder approval. Accordingly, for such period of time, Blackstone will have significant influence with respect to the Company’s management, business plans and policies, including the appointment and removal of the Company’s officers. In particular, for so long as Blackstone continues to own a significant percentage of the Company’s Class A common stock, Blackstone will be able to cause or prevent a change of control of the Company or a change in the composition of the Company’s board of directors and could preclude any unsolicited acquisition of the Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of the Company and ultimately might affect the market price of the Company’s Class A common stock. In addition, Blackstone may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. For example, Blackstone could cause the Company to make acquisitions that increase the Company’s indebtedness or cause the Company to sell revenue-generating assets. In certain circumstances, acquisitions of debt at a discount by purchasers that are related to a debtor can give rise to cancellation of indebtedness income to such debtor for U.S. federal income tax purposes. So long as Blackstone continues to own a significant amount of the Company’s combined voting power, even if such amount is less than 50%, Blackstone will continue to be able to strongly influence or effectively control the Company’s decisions.

Notwithstanding Blackstone’s control of or substantial influence over the Company, the Company may from time to time enter into transactions with Blackstone and its affiliates, or enter into transactions in which Blackstone or its affiliates otherwise have a direct or indirect material interest. In connection with the Merger, the Company adopted a formal written policy for the review and approval of transactions with related persons. Such policy governs the approval or ratification of transactions in which related persons, such as Blackstone and its affiliates, have a direct or indirect material interest.

Certain of the Company’s stockholders, including Blackstone, the Mosaic Sponsors and affiliates of Summit Partners, L.P., may engage in business activities which compete with the Company or otherwise conflict with the Company’s interests.

Blackstone, the Mosaic Sponsors, affiliates of Summit Partners, L.P. and certain other Stockholder Parties are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with the Company. The Company’s amended and restated certificate of incorporation provides that none of the Stockholder Parties, any of their respective affiliates or any director who is not employed by the Company (including any non-employee director who serves as one of the Company’s officers in both his director and officer capacities) or his or her affiliates has any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which the Company operates. The Stockholder Parties also may pursue acquisition opportunities that may be complementary to the Company’s business and, as a result, those acquisition opportunities may not be available to the Company.

The Company is a “controlled company” within the meaning of the rules of the NYSE and the rules of the SEC. As a result, the Company qualifies for, and intends to rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies.

Blackstone controls a majority of the voting power of the Company’s outstanding Class A common stock. As a result, the Company is a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of the Company’s board of directors consist of “independent directors” as defined under the rules of the NYSE;

•	the requirement that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•

the requirement that the Company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the compensation and nominating and corporate governance committees.

The Company intends to utilize some or all of these exemptions. As a result, the Company’s nominating and corporate governance committee and compensation committee may not consist entirely of independent directors and such committees will not be subject to annual performance evaluations. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

In addition, on June 20, 2012, the SEC passed final rules implementing provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 pertaining to compensation committee independence and the role and disclosure of compensation consultants and other advisers to the compensation committee. The SEC’s rules direct each of the national securities exchanges (including the NYSE on which the Company lists its common stock) to develop listing standards requiring, among other things, that:

•	compensation committees be composed of fully independent directors, as determined pursuant to new independence requirements;

•	compensation committees be explicitly charged with hiring and overseeing compensation consultants, legal counsel and other committee advisors; and

•

compensation committees be required to consider, when engaging compensation consultants, legal counsel or other advisors, certain independence factors, including factors that examine the relationship between the consultant or advisor’s employer and the Company.

As a “controlled company,” the Company is not subject to these compensation committee independence requirements.

Transformation of the Company into a listed public company will increase its costs and may disrupt the regular operations of its business.

The Company has operated as a privately owned company and expects to incur additional legal, regulatory, finance, accounting, investor relations and other administrative expenses as a result of having publicly traded common stock. In addition, while the Company is currently in compliance with portions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Company was required under the Sarbanes-Oxley Act, as well as rules adopted by the SEC and the NYSE, to implement specified corporate governance practices that did not apply to the Company as a private company.

The Company is required to ensure that it has the ability to prepare financial statements on a timely basis that fully comply with all SEC reporting requirements and maintain effective internal controls over financial reporting.

The additional demands associated with being a public company may disrupt regular operations of the Company’s business by diverting the attention of some of its senior management team away from revenue producing activities to management and administrative oversight, adversely affecting the Company’s ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing the Company’s businesses. In addition, failure to comply with any laws or regulations applicable to the Company as a public company may result in legal proceedings and/or regulatory investigations, and may cause reputational damage. Any of these effects could harm the Company’s business, financial condition and results of operations.

USE OF PROCEEDS

All of the Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $200.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, which may include temporary or permanent repayment of our outstanding indebtedness. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their Class A common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment of Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”) and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 3,300,000,000 shares, consisting of (i) 300,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) and (ii) 3,000,000,000 shares of Class A common stock, par value $0.0001 per share.

As of January 17, 2020, there were outstanding 154,730,618 shares of Class A common stock, no shares of preferred stock outstanding, and 17,433,334 Warrants outstanding, consisting of 11,500,000 Public Warrants and 5,933,334 Private Warrants.

Class A Common Stock

Holders of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of the Company’s Class A common stock do not have cumulative voting rights in the election of directors. Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of the Company’s Class A common stock are be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of the Company’s Class A common stock do not have preemptive, subscription, redemption or conversion rights. The Class A common stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to the Class A common stock. All shares of the Company’s Class A common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the Company’s Class A common stock are subject to those of the holders of any shares of the Company’s preferred stock the Company may authorize and issue in the future.

Preferred Stock

The Certificate of Incorporation authorizes the Company Board to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by the holders of the Class A common stock. The Company Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which the Company Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The Company could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of the Company’s Class A common stock might believe to be in their best interests or in which the holders of the Company’s Class A common stock might receive a premium for the Class A common stock over the market price of the common stock. Additionally, the issuance of preferred stock could adversely affect the rights of holders of the Company’s Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s Class A common stock. At present, we have no plans to issue any preferred stock.

Warrants

The Warrants are issued under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent and the Company, as the successor to Mosaic.

Pursuant to the Warrant Agreement, a holder of Warrants may exercise its Warrants only for a whole number of shares of Class A common stock of the Company. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of common stock, or by a split up of the Class A common stock or other similar event), the Company will, upon exercise, round down to the nearest whole number the number of Class A common stock to be issued to such holder. Each Warrant entitles the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as described in the Warrant Agreement.

No Warrant is exercisable and the Company is not obligated to issue shares of Class A common stock until such shares have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Warrant holder. If a registration statement covering the Class A common stock issuable upon exercise of the Warrants is not effective (with a current prospectus relating thereto) within 60 business days from the completion of the Merger, or at any time thereafter, Warrant holders may, until such time as there is an effective registration statement, exercise Warrants only on a “cashless basis” pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the ten (10) trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent from the holder of such Warrants or its securities broker or intermediary.

The exercise price and number of Class A common stock issuable on exercise of the Warrants may be adjusted in certain circumstances as described in the Warrant Agreement, including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. The Company is also permitted, in its sole discretion, to lower the exercise price at any time prior to the expiration date for a period of not less than 20 business days, provided that the Company provides at least 20 days prior written notice of such reduction to registered holders of the Warrants and that any such reduction will be applied consistently to all of the Warrants. Any such reduction in the exercise price will comply with any applicable regulations under the Federal securities laws, including Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) generally and Rule 13e-4(f)(1)(i) specifically.

The Warrants may be exercised beginning on the date that is thirty (30) days after the Closing Date so long as certain conditions set forth in the Warrant Agreement (including, without limitation, with respect to an effective registration statement) are satisfied. The Warrants will expire at 5:00 p.m., New York City time on the earlier to occur of (x) the date that is five years from the completion of the Merger or (y) the redemption date as fixed by the Company pursuant to the Warrant Agreement, if the Company elects to redeem all Warrants as described below. Each outstanding Warrant not exercised on or before the expiration date will become void, and all rights under the Warrants and the Warrant Agreement will cease as of the expiration date.

Subject to certain exceptions for Private Warrants, the Company may call the Warrants for redemption, in whole and not in part, at a price of $0.01 per Warrant:

•	at any time while the Warrants are exercisable and prior to their expiration,

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

•

if the reported last sale price of the shares of the Company’s Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to Warrant holders, and

•

if there is an effective registration statement (and a current prospectus relating thereto) with respect to the Company’s Class A common stock underlying such Warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

In addition, subject to certain exceptions for Private Warrants and certain qualifications for Public Warrants that are held by the Company’s officers and directors, the Company may call the Warrants for redemption, in whole and not in part, at a price equal to a specified number of Class A common stock per Warrant:

•	commencing 90 days after the Warrants are exercisable and prior to their expiration,

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

•	if the reported last sale price of the shares of the Company’s Class A common stock equals or exceeds $10.00 per share on the trading day prior to the notice of redemption to Warrant holders, and

•

if there is an effective registration statement (and a current prospectus relating thereto) with respect to the Company’s Class A common stock underlying such Warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Warrants for redemption as described above, the Company will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” Whether the Company will exercise its option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the Warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

A Warrant holder will not have the rights or privileges of holders of Class A common stock and any voting rights with respect to the shares underlying any Warrants until they exercise such Warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the Warrants, each holder will be entitled to such rights with respect to such shares of Class A common stock as provided by applicable law, the Company’s organizational documents and any other applicable agreement.

Warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder (and his, her or its affiliates) would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of 50% of the then-outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders. Notwithstanding the foregoing, the Company may lower the exercise price or extend the duration of the exercise period of the Warrants in accordance with the Warrant Agreement, without the consent of any holder.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

The Company has not paid any cash dividends on its Class A common stock to date. Declaration and payment of any dividend in the future will be subject to the discretion of the Company Board. The time and amount of dividends will be dependent upon the Company’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in the Company’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the Company Board may consider relevant. In addition, the Company Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, the Company’s ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of the Company’s subsidiaries.

Annual Stockholder Meetings

The Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Company Board. To the extent permitted under applicable law, the Company may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares.

However, the listing requirements of the NYSE, which would apply if and so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

The Company may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of the Company’s management. Moreover, the Company’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock could be to enable the Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Classified Board of Directors

The Certificate of Incorporation provides that the Company Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Company Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Company Board. The Certificate of Incorporation and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Company Board.

Business Combinations

The Company has opted out of Section 203 of the DGCL; however, the Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” (as defined in the Certificate of Incorporation) with any “interested stockholder” for a three-year period following the time that such stockholder became an interested stockholder, unless:

•	prior to such time, the Company Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to such time, the business combination is approved by the Company Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The Certificate of Incorporation provides that Blackstone, its affiliates and any of their respective direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in the Certificate of Incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, at any time when the Stockholder Parties and their affiliates beneficially own in the aggregate, less than 30% of the total voting power of all outstanding shares of the Company’s stock entitled to vote generally in the election of directors, directors may only be removed for cause, and only upon the affirmative vote of holders of at least 66 2⁄3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

In addition, the Certificate of Incorporation also provides that that, subject to the rights granted to one or more series of preferred stock then outstanding and the rights granted pursuant to the Stockholders Agreement, any newly created directorship on the Company Board that results from an increase in the number of directors and any vacancies on the Company Board will be filled only by the affirmative vote of a majority of the remaining directors (other than directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more series, as the case may be), even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, that subject to the rights of the holders of preferred stock or those granted pursuant to the Stockholders Agreement, at any time when the Stockholder Parties and their affiliates beneficially own, in the aggregate, less than 30% of the total voting power of all then outstanding shares of stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the Company Board that results from an increase in the number of directors and any vacancy occurring on the board of directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (other than directors elected by the holders of any series of preferred stock, by voting separately as a series or together with one or more series, as the case may be) (and not by the stockholders).

Quorum

The Bylaws provide that at any meeting of the Company Board, a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of the Company’s stockholders may be called at any time only by or at the direction of the Company Board or the chairperson of the Company Board; provided, however, at any time when the Stockholder Parties and their affiliates beneficially own, in the aggregate, at least 30% in voting power of the stock entitled to vote generally in the election of directors, special meetings of the Company’s stockholders shall also be called by or at the direction of the Company Board or the chairperson of the Company Board at the request of Blackstone and its affiliates. The Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company Board or a committee of the Company Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Consent of Stockholders in Lieu of Meeting

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Company’s stock entitled to vote thereon were present and voted, unless the Company’s charter provides otherwise. The Certificate of Incorporation precludes stockholder action by any consent in lieu of a meeting at any time when the Stockholder Parties and their affiliates own, in the aggregate, less than 30% in voting power of the Company’s stock entitled to vote generally in the election of directors.

Supermajority Provisions

The Certificate of Incorporation and the Bylaws provide that the Company Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. So long as the Stockholder Parties beneficially own, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of the Company, any amendment, alteration, rescission or repeal of the Bylaws by the Company’s stockholders requires the affirmative vote of the holders of at least 66 2⁄3% in voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that, so long as the Stockholder Parties beneficially own, in the aggregate, less than 30% of the total voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2⁄3% in voting power all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66 2⁄3% supermajority vote for stockholders to amend the Bylaws; and

•	the provisions providing for a classified Company Board (the election and term of directors);

•	the provisions regarding filling vacancies on the Company Board and newly created directorships;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder action by written consent;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions regarding the election not to be governed by Section 203 of the DGCL;

•	the provisions regarding competition and corporate opportunities; and

•	the amendment provision requiring that the above provisions be amended only with an 66 2⁄3% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements make it more difficult for the Company’s existing stockholders to replace the Company Board as well as for another party to obtain control of the Company by replacing the Company Board. Because the Company Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Company Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Certificate of Incorporation provides that, unless the Company consents to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or its officers or directors arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine will, to the fullest extent permitted by law, be solely and exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are employees of the Company or its subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the Stockholder Parties or any of their affiliates or any non-employee directors will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which the Company or its affiliates now engage or propose to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that the Stockholder Parties or any of their affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce the Company’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless (i) the Company is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, the business opportunity is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) the business opportunity is one in which the Company has no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Stockholder Agreement

Pursuant to the Stockholders Agreement that the Company entered into with the Stockholder Parties that became effective at the Closing, Blackstone has the right to designate nominees for election to the Company’s Board at any meeting of its stockholders. The number of Blackstone Designees (as defined in the Stockholders Agreement) will be equal to (a) a majority of the total number of directors in the event that 313 Acquisition, Blackstone and their respective affiliates (collectively, the “313 Acquisition Entities”) beneficially own in the aggregate 50% or more of the outstanding shares of Class A common stock, (b) 40% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 40%, but not 50% or more, of the outstanding shares of Class A common stock, (c) 30% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 30%, but not more than 40%, of the outstanding shares of Class A common stock, (d) 20% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 20%, but not more than 30%, of the outstanding shares of Class A common stock and (e) 10% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 5%, but not more than 20% of the outstanding shares of Class A common stock.

Under the Stockholders Agreement, the Company agreed to the Fortress Designee so long as the Fortress Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A common stock the Fortress Holders own immediately following the consummation of the

Merger; provided that the Fortress Designee must be an employee or principal of The SoftBank Vision Fund unless otherwise agreed in writing by the Blackstone Designator (as defined in the Stockholders Agreement) and the Company.

Under the Stockholders Agreement, the Company agreed to nominate one director designated by the Summit Designator (as defined in the Stockholders Agreement) to the Company’s Board so long as the Summit Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A Common Stock they own immediately following the consummation of the Merger.

For more information, the Stockholders Agreement is described in the Closing 8-K, which is incorporated herein by reference.

Registration Rights

The Investors and certain other stockholders named therein are parties to a registration rights agreement dated as of September 15, 2019, which provides for customary “demand” and “piggyback” registration rights in respect of its Class A common stock for certain stockholders.

In addition, pursuant to the Additional Forward Purchaser Subscription Agreement (defined below), the Company agreed to file a registration statement covering the shares purchased by the Additional Forward Purchaser. See the section entitled “Selling Securityholders—Material Relationships with the Selling Securityholders—Mosaic Related Agreements.”

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Merger, the Company ceased to be a shell company.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A common stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent, Warrant Agent and Registrar

The transfer agent, warrant agent and registrar for our Class A common stock and Warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock and our Public Warrants are listed on the NYSE under the symbols “VVNT” and “VVNT WS.”

SELLING SECURITYHOLDERS

The 20,789,474 shares of Class A common stock that may be sold by the Selling Securityholders from time to time are held by the Forward Purchasers (as defined below) pursuant to their respective forward purchase agreements.

The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to the Selling Securityholders in respect of the securities described above.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock after the date of this prospectus.

The following table sets forth information concerning the shares of Class A common stock that may be offered from time to time by each Selling Securityholder. The up to 5,933,334 shares of Class A common stock issuable upon the exercise of the Private Warrants are not included in the table below but are referenced in the footnotes therein as applicable. The 11,500,000 shares of Class A common stock issuable upon exercise of the Public Warrants are not included in the table below.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A common stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Class A common stock does not necessarily mean that the Selling Securityholders will sell all or any of such Class A common stock. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of February 7, 2020 concerning the Class A common stock that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Name and Address of Selling Securityholder	Class A Common Stock Beneficially Owned and Offered Hereby	% of Class A Common Stock Beneficially Owned and Offered Hereby	% of Total Voting Power Represented by Such Class A Common Stock Offered Hereby (1)
Fayerweather Fund Eiger, L.P. (2)	12,894,737	8.33%	8.33%
Fortress Mosaic Anchor LLC (3)	2,631,579	1.70%	1.70%
MOS Feeder LLC (4)	2,631,579	1.70%	1.70%
Great American Life Insurance Company (5)	1,842,106	1.19%	1.19%
Great American Insurance Company (5)	789,473	*	*

*	Less than one percent
(1)	Holders of Class A common stock are entitled to one vote for each share of Class A common stock held by them.
(2)

In addition to shares reflected in the table above, Fayerweather Fund Eiger, L.P. holds Private Warrants that may be exercisable for 741,667 shares of Class A common stock and 1,292,912 shares of Class A common stock that Fayerweather Fund Eiger, L.P. has the contingent right to retain if certain dollar volume-weighted average price of the Class A common stock exceeds certain thresholds. The general partner of Fayerweather Fund Eiger, L.P. is Fayerweather Management, LLC. The managing members of Fayerweather Management, LLC are Andrew Stevenson and Howard Stevenson. Each of these individuals exercises shared voting and investment power over the shares held of record by Fayerweather Fund Eiger, L.P. The address for Fayerweather Fund Eiger, L.P. is 138 Mt. Auburn St., Cambridge, Massachusetts 02138.
(3)

Fortress Mosaic Holdings LLC (“Fortress Holdings”) is the sole owner of Fortress Mosaic Anchor LLC. FIG LLC controls, indirectly through investment funds managed or advised by controlled affiliates of FIG LLC, 100% of the equity interests of Fortress Holdings. Fortress Operating Entity I LP (“FOE”) is the sole owner of FIG LLC. FIG Corp. is the general partner of FOE. Fortress Investment Group LLC is the sole owner of FIG Corp. The address for each of the foregoing entities is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(4)	The address for MOS Feeder LLC is 104 W. 40th Street, New York, New York 10018.
(5)

The address for each of Great American Life Insurance Company and Great American Insurance Company is 301 E. Fourth Street, Cincinnati, Ohio 45202. Each of Great American Life Insurance Company and Great American Insurance Company may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for Great American Life Insurance Company and Great American Insurance Company were acquired in the ordinary course of business and at the time of acquisition, none of Great American Life Insurance Company and Great American Insurance Company had an agreement or understanding, directly or indirectly, with any person to distribute the securities.

Material Relationships with the Selling Securityholders

Mosaic Related Agreements

Founder Shares

On October 23, 2017, the Company issued an aggregate of 8,625,000 shares of Mosaic’s Class F common stock (the “Founder Shares”) to the Mosaic Sponsors for an aggregate capital contribution of $25,000. In connection with the Merger, each of the issued and outstanding Founder Shares was converted into approximately 1.20 shares of Class A common stock of the Company.

In connection with the initial public offering of Mosaic, the Mosaic Sponsors purchased, in a private placement, an aggregate of 5,933,334 warrants at a price of $1.50 per warrant for an aggregate purchase price of $8,900,001 in a private placement. Each private placement warrant is exercisable to purchase one Class A common stock at $11.50 per share and is subject to a lock-up restriction for 30 days after the Closing of the Merger.

Forward Purchase Agreements

The Company entered into forward purchase agreements with anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC) (collectively, the “Forward Purchasers”), pursuant to which the Forward Purchasers agreed to purchase an aggregate of 15,789,474 shares of Class A common stock at a purchase price of $9.50 multiplied by the number of shares of Class A common stock purchased (“forward purchase shares”) or approximately $150,000,000 in the aggregate, in a private placement to occur concurrently with the closing of the initial business combination. On December 18, 2019, the Company also entered into an additional subscription agreement (the “Additional Forward Purchaser Subscription Agreement”) with one of the Forward Purchasers (the “Additional Forward Purchaser”). Pursuant to the Additional Forward Purchaser Subscription Agreement, immediately prior to the Effective Time, the Company agreed to sell, and the applicable Forward Purchaser agreed to purchase from the Company, 5,000,000 shares of Mosaic Class A common stock at $10.00 per share.

As consideration for the additional investment, 25% of Mosaic Sponsor LLC’s shares of Mosaic Class F common stock and private placement warrants were forfeited to the Company and the Company issued to the Additional Forward Purchaser an equal number of shares of Mosaic Class A common stock and warrants concurrently with the consummation of the Merger. In connection with the Additional Forward Purchaser Subscription Agreement, the Company entered into a lockup agreement with the Forward Purchaser, pursuant to which the shares purchased by the Additional Forward Purchaser under the Additional Forward Purchaser Subscription Agreement are subject to a six-month lockup.

Stockholders Agreement

Director Appointment. Pursuant to the stockholders agreement (the “Stockholders Agreement”) that the Company entered into with 313 Acquisition LLC (“313 Acquisition”), certain stockholders of 313 Acquisition and Mosaic Sponsor, LLC and Fortress Mosaic Sponsor LLC (together, the “Mosaic Sponsors”) (collectively, the “Stockholder Parties”) that became effective at the Closing, Blackstone has the right to designate nominees for election to the Company’s Board of Directors (“Board”) at any meeting of its stockholders. The number of Blackstone Designees (as defined in the Stockholders Agreement) will be equal to (a) a majority of the total number of directors in the event that 313 Acquisition, Blackstone and their respective affiliates (collectively, the “313 Acquisition Entities”) beneficially own in the aggregate 50% or more of the outstanding shares of Class A common stock, (b) 40% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 40%, but not 50% or more, of the outstanding shares of Class A common stock, (c) 30% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 30%, but not more than 40%, of the outstanding shares of Class A common stock, (d) 20% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 20%, but not more than 30%, of the outstanding shares of Class A common stock and (e) 10% of the total number of directors in the event that the 313 Acquisition Entities beneficially own in the aggregate more than 5%, but not more than 20% of the outstanding shares of Class A common stock. In addition, the Company agreed to nominate (1) the Fortress Designee so long as the Fortress Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A common stock the Fortress Holders own immediately following the consummation of the Merger; provided that the Fortress Designee must be an employee or principal of The SoftBank Vision Fund unless otherwise agreed in writing by the Blackstone Designator and the Company and (2) one director designated by the Summit Designator (as defined in the Stockholders Agreement) to the Company’s Board so long as the Summit Holders (as defined in the Stockholders Agreement) beneficially own at least 50% of the shares of the Company’s Class A Common Stock they own immediately following the consummation of the Merger.

Information Access. The Company also agreed to provide 313 Acquisition, Blackstone and other certain investors as described in the Stockholders Agreement (the “Information Parties”) with certain information and access rights to the books and records of the Company and its subsidiaries, as well as delivery of certain financial and operating reports and other reports and information that it otherwise prepares. The Information Parties will be subject to certain confidentiality obligations.

Transfers. The Stockholder Parties agreed not to transfer any shares (other than to permitted transferees) without offering piggyback rights, including pursuant to the Registration Rights Agreement, or similar pro rata sale rights during the period that such Stockholder Party is subject to restrictions on transfer of such shares pursuant to its confidentiality and lock-up agreement entered into with the Company.

Termination. The Stockholders Agreement will terminate with respect to each Stockholder Party at such time as such Stockholder Party (and its permitted transferees) collectively beneficially own less than 5% of the outstanding shares; provided that the Stockholders Agreement does not terminate (a) with respect to any Stockholder Party or permitted transferee subject to the transfer restrictions contained in the Stockholders Agreement, until such time as such Stockholder Party or permitted transferee is no longer subject to such restrictions, (b) with respect to the Fortress Holders (as defined in the Stockholders Agreement), so long as the Fortress Holders beneficially own at least 50% of the shares the Fortress Holders beneficially own immediately following the consummation of the Merger or (c) with respect to the Summit Holders (as defined in the Stockholders Agreement), so long as the Summit Holders beneficially own at least 50% of the shares the Summit Holders beneficially own immediately following the consummation of the Merger.

Subscription Agreements

On September 15, 2019, Mosaic entered into a subscription agreement (each, a “Subscription Agreement”) with each of certain investment funds affiliated with The Blackstone Group Inc. (the “Blackstone Subscriber”) and an investment fund managed by affiliates of Fortress Investment Group LLC (the “Fortress Subscriber”), pursuant to which Mosaic agreed to issue and sell to the Blackstone Subscriber and the Fortress Subscriber an aggregate of 22,500,000 Mosaic Class A common stock, at a price of $10.00 per share, simultaneously with or immediately prior to the Closing (the “Subscriptions”). The Subscriptions closed on January 17, 2020, and the proceeds from the PIPE Investment were used to fund a portion of certain payments required in connection with the Merger. On December 18, 2019, Mosaic also entered into a subscription and backstop agreement with the Fortress Subscriber, pursuant to which the Fortress Subscriber committed to purchase up to $50,000,000 in aggregate purchase price of shares of Mosaic Class A common stock in open market purchases and/or one or more private placements, simultaneously with or immediately prior to the Closing.

In connection with the Subscriptions, on September 15, 2019, each of the Blackstone Subscriber, the Fortress Subscriber, Fortress Mosaic Sponsor LLC and Fortress Mosaic Anchor LLC entered into a confidentiality and lockup agreement with Mosaic (the “Lock-up Agreements”). Pursuant to the Lock-up Agreements, the Blackstone Subscriber, the Fortress Subscriber, Fortress Mosaic Sponsor LLC and Fortress Mosaic Anchor LLC agreed, for a period commencing on the Closing and one (1) year thereafter, not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares, or any options or warrants to purchase any shares, or any securities convertible into, exchangeable for or that represent the right to receive shares, or any interest in any of the foregoing, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC.

PLAN OF DISTRIBUTION

We are registering 20,789,474 shares of Class A common stock for possible sale by the Selling Securityholders from time to time and the up to 17,433,334 shares of Class A common stock that are issuable upon the exercise of the Warrants by the holders thereof. We are required to pay all fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

The shares of Class A common stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Simpson Thacher & Bartlett LLP.

EXPERTS

The financial statements of Mosaic Acquisition Corp. as of December 31, 2018 and 2017, for the year ended December 31, 2018 and for the period July 26, 2017 (inception) through December 31, 2017 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Such financial statements have been so incorporated in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of Vivint Smart Home, Inc. and Subsidiaries at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, included in Post-Effective Amendment No.  2 to the Registration Statement (Form S-4 No. 333-233911) and related Proxy Statement of Vivint Smart Home, Inc. (formerly Mosaic Acquisition Corp.) dated December 26, 2019, and incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

Our website address is www.vivint.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019 (File No. 001-38246);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  10, 2019, August 9, 2019 and November 12, 2019, respectively (File No. 001-38246);

•

our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on September  16, 2019, December 19, 2019, December 26, 2019, January 16, 2020, January  24, 2020, January 24, 2020 and January 27, 2020 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-38246); and

•

the description of our securities contained in our Registration Statement on Form 8-K12B (File No. 001-38246), filed with the SEC on December 21, 2018, including any amendments or reports filed for the purpose of updating such description.

Documents that are incorporated by reference in this prospectus but were filed under the Exchange Act before January 17, 2020 do not reflect the Merger or the resulting change in our name or capital structure. We describe these matters above under the section entitled “The Company.” In addition, we incorporate by reference to the Company’s proxy statement prepared in connection with the solicitation of the proxies from the Company’s stockholders to approve the Merger filed with the SEC on December 26, 2019 (as amended, the “Proxy Statement”) the following information:

•

Business and Properties. The business and properties of Legacy Vivint Smart Home prior to the Merger are described in the Proxy Statement in the section titled “Information About Vivint Smart Home” beginning on page 139, which is incorporated herein by reference.

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Selected Historical Financial Information. The selected historical financial information of Legacy Vivint Smart Home for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 and the nine months ended September  30, 2019 and 2018 are included in the Proxy Statement in the section titled “Selected Historical Consolidated Financial Information of Vivint Smart Home ” beginning on page 185 and are incorporated herein by reference.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations. Management’s discussion and analysis of the financial condition and results of operation of Legacy Vivint Smart Home prior to the Merger is included in the Proxy Statement in the section titled “Vivint Smart Home’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 187, which is incorporated herein by reference.

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Certain Relationships and Related Transactions. The certain relationships and related party transactions of the Company are described in the Proxy Statement in the section titled “Certain Relationships and Related Person Transactions ” beginning on page 324 of the Proxy Statement, which is incorporated herein by reference.

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Legal Proceedings. Information about legal proceedings is set forth in the Proxy Statement in the section titled “Information About Vivint Smart Home—Legal Proceedings” on page 153 of the Proxy Statement, which is incorporated herein by reference.

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Financial Statements. The audited consolidated financial statements of Legacy Vivint Smart Home for the years ended December 31, 2018, 2017 and 2016 are included in the Proxy Statement beginning on page F-44 and are incorporated herein by reference. The unaudited condensed consolidated financial statements of Legacy Vivint Smart Home for the nine months ended September 30, 2019 and 2018 are included in the Proxy Statement beginning on page F-99 and are incorporated herein by reference.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

Vivint Smart Home, Inc.

4931 North 300 West

Provo, Utah 84604

(801) 377-9111

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

Amount
SEC registration fee		$66,481.69
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total (1)	$	*

(1)	Does not include any fees or expenses in connection with any subsequent expense.
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

Item 16.	Exhibits.

Exhibit No.	Description

2.1†*	Agreement and Plan of Merger, dated as of September 15, 2019, by and among the Company, Maiden Merger Sub, Inc. and Legacy Vivint Smart Home, Inc. (incorporated by reference to Exhibit 2.1 of Mosaic’s Form 8-K (File No. 001-38246), filed with the SEC on September 16, 2019).

2.2†*	Amendment No. 1 to Agreement and Plan of Merger, dated December 18, 2019, by and among the Company, Maiden Merger Sub, Inc. and Legacy Vivint Smart Home, Inc. (incorporated by reference to Exhibit 2.1 of Mosaic’s Form 8-K (File No. 001-38246), filed with the SEC on December 19, 2019).

3.1*	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on January 24, 2020).

3.2*	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on January 24, 2020).

3.3*	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on January 24, 2020).

4.1*	Specimen Warrant Certificate of Mosaic (incorporated by reference to Exhibit 4.3 of Mosaic’s Form S-1 (File No. 001-38246), filed with the SEC on September 27, 2017).

4.2*	Warrant Agreement, dated September 26, 2017, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of the Company’s Form 8-K (File No. 001-38531), filed with the SEC on October 24, 2017).

4.3*	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Form S-4 (File No. 333-228187), filed with the SEC on November 5, 2018).

5.1**	Opinion of Simpson Thacher & Bartlett LLP.

10.1*	Registration Rights Agreement, dated September 15, 2019, between the Company, Legacy Vivint Smart Home and the holders party thereto (incorporated by reference to Exhibit 10.19 of the Company’s Form S-4 (File No. 333-233911), filed with the SEC on September 24, 2019).

10.2*	Stockholders Agreement, dated as of September 15, 2019, among the Company, Legacy Vivint Smart Home and the other parties thereto (incorporated by reference to Exhibit 10.20 of the Company’s Form S-4 (File No. 333-233911), filed with the SEC on September 24, 2019).

10.3*	Subscription Agreement, by and among the Company, Legacy Vivint Smart Home and Fayerweather Fund Eiger, L.P., dated December 18, 2019 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on December 18, 2019).

10.4*	Lockup Agreement the Company, Legacy Vivint Smart Home and Fayerweather Fund Eiger, L.P., dated as of December 18, 2019 (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K (File No. 001-38246), filed with the SEC on December 18, 2019).

23.1**	Consent of WithumSmith+Brown, PC.

23.2**	Consent of Ernst & Young LLP.

23.3**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (contained on the signature page to this registration statement).

*	Previously filed

**	Filed herewith
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah on February 7, 2020.

VIVINT SMART HOME, INC.

/s/ Dale R. Gerard
Name: Dale R. Gerard Title: Interim Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Dale R. Gerard, Todd R. Pedersen and Shawn J. Lindquist, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Todd R. Pedersen Todd R. Pedersen	Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2020

/s/ Alex J. Dunn Alex J. Dunn	President, Director	February 7, 2020

/s/ Dale R. Gerard Dale R. Gerard	Interim Chief Financial Officer (Principal Financial Officer)	February 7, 2020

/s/ Patrick E. Kelliher Patrick E. Kelliher	Chief Accounting Officer (Principal Accounting Officer)	February 7, 2020

/s/ David F. D’Alessandro David F. D’Alessandro	Director	February 7, 2020

/s/ Paul S. Galant Paul S. Galant	Director	February 7, 2020

Signature	Capacity in Which Signed	Date

/s/ David M. Maura David M. Maura	Director	February 7, 2020

/s/ Bruce McEvoy Bruce McEvoy	Director	February 7, 2020

/s/ Jay D. Pauley Jay D. Pauley	Director	February 7, 2020

/s/ Joseph S. Tibbetts, Jr. Joseph S. Tibbetts, Jr.	Director	February 7, 2020

/s/ Peter F. Wallace Peter F. Wallace	Director	February 7, 2020